Exhibit 4.6

AGENCY AGREEMENT

U.S.$10,000,000,000

REGISTERED GLOBAL COVERED BOND PROGRAM

of

BANK OF MONTREAL,

as Issuer

- and -

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP,

as Guarantor

- and -

BANK OF NEW YORK MELLON,

as Principal Paying Agent, a Registrar, a Transfer Agent and the Exchange Agent

-and-

COMPUTERSHARE TRUST COMPANY OF CANADA,

as Bond Trustee

DATED AS OF SEPTEMBER 30, 2013

- ii -

37.2 Submission to Jurisdiction	38

ARTICLE 38 COUNTERPARTS	38

SCHEDULE 1	1

SCHEDULE 2	1

SCHEDULE 3	1

SCHEDULE 4	1

SCHEDULE 5	1

- iii -

THIS AGENCY AGREEMENT is dated as of September 30, 2013

BETWEEN:

(1)	BANK OF MONTREAL, a bank named in Schedule I to the Bank Act, whose executive office is at 18th Floor, 100 King Street West, Toronto, Ontario, M5X 1A1, in its capacity as the Issuer;

(2)

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP, a limited partnership formed under the laws of the Province of Ontario, whose registered office is at 100 King Street West, Suite 6100, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, by its managing general partner, BMO Covered Bond GP, Inc. in its capacity as the Guarantor;

(3)

BANK OF NEW YORK MELLON, a New York banking corporation, acting through its offices located at 101 Barclay Street 7E, New York, NY 10286, in its capacity as the Principal Paying Agent, a Registrar, a Transfer Agent and the Exchange Agent; and

(4)

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, whose registered office is at 100 University Avenue, 11th Floor, North Tower, Toronto, Ontario M5J 2Y1, in its capacity as Bond Trustee.

WHEREAS:

A.	The Issuer has established the Program, in connection with which it has entered into the Program Agreement.

B.

Covered Bonds may be issued on a listed or unlisted basis. The Issuer may make applications to the UK Listing Authority for Covered Bonds issued under the Program to be admitted to the Official List and to the London Stock Exchange for such Covered Bonds to be admitted to trading on either the Market or the PSM.

C.	The Issuer has filed a U.S. Registration Statement with the U.S. Securities and Exchange Commission for the sale of Covered Bonds in the United States.

D.	The parties hereto wish to record certain arrangements which they have made in relation to the Covered Bonds to be issued under the Program.

NOW THEREFORE, IT IS HEREBY AGREED that in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

The Master Definitions and Construction Agreement made between the parties to the Transaction Documents on the date hereof (as the same may be amended, restated and/or supplemented from time to time, with the consent of the parties thereto) (the “Master

Definitions and Construction Agreement”) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Agreement (as so amended, restated and/or supplemented) will, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the recitals hereto and this Agreement will be construed in accordance with the interpretation provisions set out in Section 2 (Interpretation and Construction) of the Master Definitions and Construction Agreement.

1.2	Interpretation

For the purposes of this Agreement, this Agreement has the same meaning as Agency Agreement in the Master Definitions and Construction Agreement.

In this Agreement, any reference to payments of principal or interest includes any additional amounts payable in relation thereto under the Terms and Conditions.

(a)

In this Agreement, any reference to Euroclear and/or Clearstream, Luxembourg and/or DTC will, wherever the context so permits (other than in relation to a NGCB), be deemed to include a reference to any other clearing system agreed as is approved by the Issuer, the Principal Paying Agent, each Paying Agent, the Registrar, the Exchange Agent and the Bond Trustee or as may otherwise be specified in the applicable Final Terms Document.

(b)

In this Agreement, any reference to the “records” of an ICSD shall be to the records that each of the ICSDs holds for its customer that reflect the amount of such customer’s interest in the Covered Bonds (but excluding any interest in any Covered Bonds of one ICSD shown in the records of another ICSD).

(c)

All references herein to Covered Bonds having a “listing” or being “listed” on a Stock Exchange shall (i) in relation to the London Stock Exchange, be construed to mean that such Covered Bonds have been admitted to the Official List by the UK Listing Authority and admitted to trading on the Market and/or the PSM or (ii) in relation to any Stock Exchange in the European Economic Area, be construed to mean that such Covered Bonds have been admitted to trading on a market which is a regulated market for purposes of the Markets in Financial Instruments Directive (Directive 2004/39/EC) or (iii) to any other Stock Exchange, be construed to mean that the Covered Bonds have been listed on that Stock Exchange and/or to trading on the relevant market, as the case may be, and all references in the trust presents to “listing” and “listed” will include references to “quotation” and “quoted” respectively.

1.3	Schedules

The Schedules attached to this Agreement will, for all purposes of this Agreement, form an integral part of it.

ARTICLE 2

APPOINTMENT OF AGENTS

2.1 The Principal Paying Agent is appointed, and the Principal Paying Agent agrees to act, as agent of the Issuer, the Guarantor (and, in the circumstances set out in Sections 2.6 and 2.7 below, the Bond Trustee), upon the terms and subject to the conditions set out below, for the following purposes and all matters incidental thereto:

(a)	completing, authenticating and delivering Temporary Global Covered Bonds and Permanent Global Covered Bonds and (if required) authenticating and delivering Definitive Covered Bonds;

(b)	giving effectuation instructions in respect of each Global Covered Bond which is a Eurosystem-eligible NGCB;

(c)

exchanging Temporary Global Covered Bonds for Permanent Global Covered Bonds or Definitive Covered Bonds, as the case may be, in accordance with the terms of such Temporary Global Covered Bonds and, in respect of any such exchange, (i) making all notations on Temporary Global Covered Bonds which are CGCBs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Temporary Global Covered Bonds which are NGCBs;

(d)

exchanging Permanent Global Covered Bonds for Definitive Covered Bonds in accordance with the terms of such Permanent Global Covered Bonds and, in respect of any such exchange, (i) making all notations on Permanent Global Covered Bonds which are CGCBs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Global Covered Bonds which are NGCBs;

(e)

paying sums due on Global Covered Bonds, Definitive Covered Bonds and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Covered Bonds which are NGCBs;

(f)	exchanging Talons for Coupons in accordance with the Terms and Conditions;

(g)	arranging on behalf of and at the expense of the Issuer and/or the Guarantor for notices to be communicated to the Covered Bondholders in accordance with the Terms and Conditions;

(h)

ensuring that, as directed by the Issuer, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Covered Bonds to be issued under the Program;

(i)

submitting to the relevant authority or authorities such number of copies of each of the Final Terms Document which relates to Covered Bonds which are to be listed as the relevant authority or authorities may require;

(j)

acting as Calculation Agent in respect of Covered Bonds where named as such in the applicable Final Terms Document provided that, in respect of a particular Series of Covered Bonds, the Issuer and Guarantor shall not appoint the Principal Paying Agent as the Calculation Agent where the Principal Paying Agent has advised the Issuer, in writing and within a reasonable amount of time prior to the issuance of such a Series of Covered Bonds, that it does not have the appropriate financial expertise to perform the role of Calculation Agent. The Issuer shall, at its discretion, select another institution to appoint in place of the Principal Paying Agent as the Calculation Agent, in respect of such Series of Covered Bonds only; and

(k)	performing all other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.2 Each Paying Agent is appointed, and each Paying Agent agrees to act, as paying agent of the Issuer and the Guarantor (and, in the circumstances set out in Sections 2.6 and 2.7 below, the Bond Trustee) upon the terms and subject to the conditions set out below, for the purposes of paying sums due on any Covered Bonds and Coupons and performing all other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.3 The Exchange Agent is hereby appointed, and the Exchange Agent hereby agrees to act as exchange agent of the Issuer and the Guarantor (and, in the circumstances set out in Sections 2.6 and 2.7 below, the Bond Trustee) upon and subject to the terms and conditions set out in Section 8.11 for the purposes of effecting the conversion of non-U.S. dollar payments into U.S. dollars and performing all other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.4 Each Transfer Agent is hereby appointed, and each Transfer Agent hereby agrees to act, as transfer agent of the Issuer and the Guarantor (and, in the circumstances set out in Sections 2.6 and 2.7 below, the Bond Trustee) upon the terms and subject to the conditions set out below for the purposes of effecting transfers of Registered Definitive Covered Bonds and performing all the other obligations and duties imposed upon it by the Terms and Conditions and this Agreement.

2.5 The Registrar is hereby appointed, and the Registrar hereby agrees to act, as registrar and transfer agent of the Issuer and the Guarantor (and, in the circumstances set out in Sections 2.6 and 2.7 below, the Bond Trustee) upon the terms and subject to the conditions set out below, for the following purposes:

(a)

completing, authenticating and delivering U.S. Registered Global Covered Bonds, Regulation S Global Covered Bonds and Rule 144A Global Covered Bonds and authenticating and delivering Registered Definitive Covered Bonds; and

(b)	performing all other obligations and duties imposed upon it by the Terms and Conditions and this Agreement, including, without limitation, those set out in Article 11 (Other Duties of the Registrar).

The Registrar may from time to time, subject to the prior written consent of the Issuer, delegate certain of its functions and duties set out in this Agreement to the Principal Paying Agent.

2.6 At any time after an Issuer Event of Default or Potential Issuer Event of Default will have occurred and is continuing or the Bond Trustee will have received any money from the Issuer which it proposes to pay under Article 11 (Application of Funds) of the Trust Deed to the relevant Covered Bondholders and/or Couponholders, the Bond Trustee may:

(a)

by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents pursuant to this Agreement to act thereafter as Agents of the Bond Trustee in relation to payments of such funds to be made by or on behalf of the Bond Trustee under the terms of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Bond Trustee on the trusts of the Trust Deed relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds and Coupons and all sums, documents and records held by them in respect of Covered Bonds and Coupons on behalf of the Bond Trustee; or

(b)

by notice in writing to the Issuer, the Guarantor and the Agents, require the Agents pursuant to this Agreement to deliver up all Covered Bonds and Coupons and all sums, documents and records held by them in respect of Covered Bonds and Coupons to the Bond Trustee or as the Bond Trustee will direct in such notice provided that such notice will be deemed not to apply to any documents or records which the Agents are obliged not to release by any law or regulation; and

(c)

by notice in writing to the Issuer (but not the Guarantor), require the Issuer to make all subsequent payments in respect of the Covered Bonds and Coupons to or to the order of the Bond Trustee and not to the Principal Paying Agent, any Paying Agent or the Registrar, as the case may be, and with effect from the issue of any such notice to the Issuer and until such notice is withdrawn proviso (a) to Section 2.2 (Covenant to Repay Principal and to Pay Interest) of the Trust Deed relating to the Covered Bonds will cease to have effect in respect of the Issuer.

2.7 At any time after a Guarantor Event of Default or Potential Guarantor Event of Default will have occurred and is continuing or the Bond Trustee will have received any money from the Guarantor which it proposes to pay under Article 11 (Application of Funds) of the Trust Deed to the relevant Covered Bondholders and/or Couponholders, the Bond Trustee may:

(a)

by notice in writing to the Issuer, the Guarantor, the Agents or any one or more of them, pursuant to this Agreement to act thereafter as Agents respectively of the Bond Trustee in relation to payments of such funds to be made by or on behalf of the Bond Trustee under the terms of the Trust Deed mutatis mutandis on the terms provided in this Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents will be limited to the amounts for the time being held by the Bond Trustee on the trusts of the Trust Deed relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds and Coupons and all sums, documents and records held by them in respect of Covered Bonds and Coupons on behalf of the Bond Trustee; or

(b)

by notice in writing to the Issuer, the Guarantor, the Agents or any one or more of them, pursuant to this Agreement to deliver up all Covered Bonds and Coupons and all sums, documents and records held by them in respect of Covered Bonds and Coupons to the Bond Trustee or as the Bond Trustee will direct in such notice provided that such notice will be deemed not to apply to any documents or records which the Principal Paying Agent and the other Paying Agents or the Registrar, as the case may be, are obliged not to release by any law or regulation; and

(c)

by notice in writing to the Guarantor require it to make all subsequent payments in respect of the Covered Bonds and Coupons to or to the order of the Bond Trustee and not to the Principal Paying Agent, any Paying Agent or the Registrar, as the case may be, and with effect from the issue of any such notice to the Guarantor and until such notice is withdrawn proviso (a) to Section 2.2 (Covenant to Repay Principal and to Pay Interest) of the Trust Deed relating to the Covered Bonds will cease to have effect.

2.8 In relation to each issue of Eurosystem-eligible NGCBs, the Issuer hereby authorizes and instructs the Principal Paying Agent to elect Euroclear as common safekeeper (the “Common Safekeeper”). From time to time, the Issuer and the Principal Paying Agent may agree to vary this election. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other will act as Common Safekeeper in relation to any such issue and agrees that no liability will attach to the Principal Paying Agent in respect of any such election made by it.

2.9 The obligations of the Agents under this Agreement are several and not joint.

2.10 Each Agent, by entering into this Agreement, represents and warrants to, and covenants with, the Issuer, the Guarantor and the Bond Trustee that as of the date hereof and as long as it remains a party to this Agreement:

(a)

it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

(b)

it is and will continue to be in regulatory good standing and in material compliance with and under all Laws applicable to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

(c)

it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

(d)	it will exercise reasonable skill and care in the performance of its obligations hereunder and the other Transaction Documents to which it is a party;

(e)	it will comply with the CMHC Guide and each of the Transaction Documents to which it is a party;

(f)

it will comply with all material legal and regulatory requirements applicable to the conduct of its business so that it can lawfully attend to the performance of its obligations hereunder and the other Transaction Documents to which it is a party; and

(g)

in case of a Paying Agent, the unsecured, unsubordinated and unguaranteed debt obligations of such Paying Agent, and its issuer default ratings, are rated by each of the Rating Agencies at or above the Paying Agent Required Ratings.

ARTICLE 3

ISSUE OF BEARER GLOBAL COVERED BONDS AND

REGISTERED GLOBAL COVERED BONDS

3.1 Subject to Section 3.2, following receipt of an electronic copy of a Final Terms Document signed by the Issuer, the Issuer authorizes each of the Principal Paying Agent and the Registrar, and each of the Principal Paying Agent and the Registrar agrees, to perform the following duties on behalf of the Issuer, as applicable:

(a)

in the case of the Principal Paying Agent, prepare a Temporary Global Covered Bond and/or (if so specified in the applicable Final Terms Document) a Permanent Global Covered Bond or (in the case of the Registrar) prepare a U.S. Registered Global Covered Bond and/or a Regulation S Global Covered Bond and/or a Rule 144A Global Covered Bond by completing a copy of the relevant signed master Global Covered Bond and attaching a copy of the applicable Final Terms Document to such copy of the signed master Global Covered Bond;

(b)	in the case of the first Tranche of any Series of Covered Bonds authenticate (or procure the authentication of) the relevant Global Covered Bonds;

(c)

in the case of the Principal Paying Agent, deliver the Temporary Global Covered Bond and/or Permanent Global Covered Bond to the Common Depositary (if the Bearer Global Covered Bond is a CGCB) or Common Safekeeper (if the Bearer Global Covered Bond is an NGCB) for Euroclear and Clearstream, Luxembourg and, in the case of a Bearer Global Covered Bond which is a Eurosystem-eligible NGCB, instruct the Common Safekeeper to effectuate the same;

(d)

in the case of the Principal Paying Agent, if the Bearer Global Covered Bond is an NGCB, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Covered Bonds;

(e)

in the case of the Principal Paying Agent, if specified in the applicable Final Terms Document that a Permanent Global Covered Bond will represent the Regulation S Global Covered Bonds on issue, in the case of a Tranche subsequent to the first Tranche of any Series of Covered Bonds, deliver the applicable Final Terms Document to the Common Depositary or Common Safekeeper, as the case may be, for attachment to the Permanent Global Covered Bond and where the Permanent Global Covered Bond is a CGCB, make all appropriate entries on the relevant Schedule to the Permanent Global Covered Bond to reflect the increase in its nominal amount or where the Permanent Global Covered Bond is an NGCB, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Series; and

(f)

in the case of the Registrar, deliver: (i) in the case of a Registered Global Covered Bond registered in the name of a nominee for the Common Depositary for Euroclear and Clearstream, Luxembourg, the Registered Global Covered Bond to such Common Depositary for Euroclear and Clearstream, Luxembourg against receipt from the Common Depositary of confirmation that the Common

Depositary is holding the Registered Global Covered Bond in safe custody for the account of Euroclear and Clearstream, Luxembourg and will instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Registrar and the Issuer (A) in the case of Regulation S Global Covered Bonds issued on a non-syndicated basis, to credit the Covered Bonds represented by the Registered Global Covered Bond to the Registrar’s distribution account and (B) in the case of Regulation S Global Covered Bonds issued on a syndicated basis, to hold the Regulation S Global Covered Bonds represented by the Registered Global Covered Bond to the Issuer’s order; and (ii) in the case of a Registered Global Covered Bond registered in the name of DTC or a nominee, the Registered Global Covered Bond to a custodian for DTC against receipt from DTC of confirmation that (A) in the case of an issue of Registered Covered Bonds on a non-syndicated basis, that the Registered Covered Bonds represented by such Registered Global Covered Bond have been credited to the relevant Dealer’s participant account (or the participant account of the DTC participant through which the relevant Dealer is acting) and (B) in the case of an issue of Registered Covered Bonds on a syndicated basis, that the Registered Covered Bonds represented by such Registered Global Covered Bond are held to the Issuer’s order.

3.2 Each of the Principal Paying Agent and the Registrar will only be required to perform its obligations under Section 3.1 if it receives (as applicable):

(a)

a master Temporary Global Covered Bond and a master Permanent Global Covered Bond, each duly executed by a person or persons duly authorized to execute the same on behalf of the Issuer, which may be used by the Principal Paying Agent for the purpose of preparing Temporary Global Covered Bonds and Permanent Global Covered Bonds, respectively, in accordance with Section 3.1(a) and Article 4 (Exchange of Global Covered Bonds); and

(b)

a master U.S. Registered Global Covered Bond, a master Regulation S Global Covered Bond and a master Rule 144A Global Covered Bond, each duly executed by a person or persons duly authorized to execute the same on behalf of the Issuer, which may be used by the Registrar for the purpose of preparing Registered Global Covered Bonds in accordance with Section 3.1(a).

3.3 Where the Principal Paying Agent delivers any authenticated Bearer Global Covered Bond to a Common Safekeeper for effectuation using electronic means, the Principal Paying Agent is authorized and instructed to destroy the Bearer Global Covered Bond retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Bearer Global Covered Bond has been effectuated.

ARTICLE 4

EXCHANGE OF GLOBAL COVERED BONDS

4.1 The Principal Paying Agent will determine the Exchange Date for each Temporary Global Covered Bond in accordance with its terms. Immediately after determining any Exchange Date, the Principal Paying Agent will notify its determination to the Issuer, the Guarantor, the Bond Trustee, the other Agents, the relevant Dealer, Euroclear and Clearstream, Luxembourg. On and after the Exchange Date, the Principal Paying Agent will deliver, upon notice from

Euroclear and Clearstream, Luxembourg, a Permanent Global Covered Bond or Bearer Definitive Covered Bonds, as the case may be, in accordance with the terms of the Temporary Global Covered Bond.

4.2 Where a Temporary Global Covered Bond is to be exchanged for a Permanent Global Covered Bond, the Principal Paying Agent is authorized by the Issuer and instructed:

(a)

in the case of the first Tranche of any Series of Bearer Covered Bonds, to prepare a Permanent Global Covered Bond in accordance with the terms of the Temporary Global Covered Bond applicable to such Tranche by completing a copy of the signed master Global Covered Bond and attaching a copy of the applicable Final Terms Document to such copy of the master Permanent Global Covered Bond;

(b)	in the case of the first Tranche of any Series of Bearer Covered Bonds, to authenticate the Permanent Global Covered Bond;

(c)

in the case of the first Tranche of any Series of Bearer Covered Bonds, if the Permanent Global Covered Bond is a CGCB, to deliver the Permanent Global Covered Bond to the Common Depositary which is holding the Temporary Global Covered Bond representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to hold on behalf of the Issuer pending its exchange for the Temporary Global Covered Bond and on exchange entering the details of such exchange or, in the case of a partial exchange, entering details of the partial exchange, of the Temporary Global Covered Bond in the relevant spaces in Schedule 2 of both the Temporary Global Covered Bond and the Permanent Global Covered Bond;

(d)

in the case of the first Tranche of any Series of Bearer Covered Bonds, if the Permanent Global Covered Bond is an NGCB, to deliver the Permanent Global Covered Bond to the Common Safekeeper which is holding the Temporary Global Covered Bond representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to effectuate (in the case of a Permanent Global Covered Bond which is a Eurosystem-eligible NGCB) and to hold on behalf of the Issuer pending its exchange for the Temporary Global Covered Bond and on exchange entering the details of such exchange or, in the case of a partial exchange, entering details of the partial exchange, of the Temporary Global Covered Bond in the relevant spaces in Schedule 2 of both the Temporary Global Covered Bond and the Permanent Global Covered Bond and instruct the ICSDs to make the appropriate entries in their records;

(e)

in the case of a subsequent Tranche of any Series of Bearer Covered Bonds, if the Permanent Global Covered Bond is a CGCB, to attach a copy of the applicable Final Terms Document to the Permanent Global Covered Bond applicable to the relevant Series and to enter details of any exchange in whole or part as stated above and instruct the ICSDs to make the appropriate entries in their records; and

(f)

in the case of a subsequent Tranche of any Series of Bearer Covered Bonds, if the Permanent Global Covered Bond is an NGCB, to deliver the applicable Final Terms Document to the Common Safekeeper for attachment to the Permanent Global Covered Bond applicable to the relevant Series.

ARTICLE 5

ISSUE OF DEFINITIVE COVERED BONDS

5.1 Upon notice from Euroclear or Clearstream, Luxembourg (in the case of Bearer Covered Bonds only) pursuant to the terms of the relevant Bearer Global Covered Bonds or upon the Issuer becoming obliged pursuant to Condition 2 (in the case of Registered Covered Bonds only) to issue Definitive Covered Bonds, the Principal Paying Agent (in the case of Bearer Covered Bonds) and the Registrar (in the case of Registered Covered Bonds) are each hereby authorized to:

(a)	authenticate such Definitive Covered Bonds in accordance with the provisions hereof; and

(b)

deliver such Definitive Covered Bonds, in the case of Bearer Definitive Covered Bonds, to or to the order of Euroclear and/or Clearstream, Luxembourg or, in the case of Registered Definitive Covered Bonds, as the Registrar may be directed by the registered holder of such Registered Definitive Covered Bonds.

The Principal Paying Agent will notify the Issuer forthwith upon receipt of a request for the issue of Bearer Definitive Covered Bonds in accordance with the provisions of a Temporary Global Covered Bond or Permanent Global Covered Bond, as the case may be, and the aggregate nominal amount of such Temporary Global Covered Bond or Permanent Global Covered Bond, as the case may be, to be exchanged in connection therewith. The Registrar will notify the Issuer forthwith upon receipt of a request for the issue of Registered Definitive Covered Bonds in accordance with the provisions of a Registered Global Covered Bond, as the case may be, or upon the exchange of Regulation S Definitive Covered Bonds for Rule 144A Definitive Covered Bonds and vice versa, and the aggregate nominal amount of the relevant Registered Covered Bond to be exchanged in connection therewith.

5.2 The Issuer undertakes to deliver to the Principal Paying Agent or the Registrar, as the case may be, sufficient numbers of executed Definitive Covered Bonds with, in the case of Bearer Definitive Covered Bonds (if applicable), Coupons and Talons attached, to enable the Principal Paying Agent or the Registrar, as the case may be, to comply with its obligations under this Article.

ARTICLE 6

TERMS OF ISSUE

6.1 Each of the Principal Paying Agent and the Registrar will cause all Covered Bonds delivered to and held by it or them under this Agreement to be maintained in safe custody and will ensure that Covered Bonds are issued only in accordance with the provisions of this Agreement, the Trust Deed, the Terms and Conditions and, where applicable, the relevant Global Covered Bonds.

6.2 For the purposes of Article 2 (Appointment of Agents), each of the Principal Paying Agent and the Registrar, as the case may be, is entitled to treat a telephone, electronic or facsimile communication from a person purporting to be (and whom the Principal Paying Agent or the Registrar, as the case may be, believes in good faith to be) the authorized representative of the Issuer named in the list referred to in, or notified pursuant to, Section 23.7, or any other list duly provided for the purpose by the Issuer to the Principal Paying Agent or the Registrar, as the case may be, as sufficient instructions and authority of the Issuer for the Principal Paying Agent or the Registrar to act in accordance with Article 3 (Issue of Bearer Global Covered Bonds and Registered Global Covered Bonds).

6.3 In the event that a person who has signed a master Temporary Global Covered Bond, a master Permanent Global Covered Bond, a master Registered Global Covered Bond or a Registered Definitive Covered Bond held by the Principal Paying Agent or the Registrar, as the case may be, on behalf of the Issuer ceases to be an authorized representative of the Issuer as described in Section 23.7, the Principal Paying Agent or the Registrar will (unless the Issuer gives notice to the Principal Paying Agent or the Registrar, as the case may be that Covered Bonds signed by that person do not constitute valid and binding obligations of the Issuer or otherwise until replacements have been provided to the Principal Paying Agent or the Registrar, as the case may be) continue to have authority to issue Covered Bonds signed by that person, and the Issuer warrants to the Principal Paying Agent and the Registrar that those Covered Bonds will be valid and binding obligations of the Issuer. Promptly upon any person ceasing to be an authorized representative of the Issuer, the Issuer will provide the Principal Paying Agent with replacement master Temporary Global Covered Bond(s) and replacement Permanent Global Covered Bond(s) and will provide the Registrar with replacement master Registered Global Covered Bonds and Registered Definitive Covered Bonds and the Principal Paying Agent and the Registrar, as the case may be, will, upon receipt of such replacements, cancel and destroy the master Temporary Global Covered Bond(s), master Permanent Global Covered Bond(s), master Registered Global Covered Bonds and Registered Definitive Covered Bonds, as applicable, held by them which are signed by such person and will provide the Issuer with a certificate of destruction in respect thereof, specifying the Covered Bonds so cancelled and destroyed.

6.4 Each of the Principal Paying Agent and the Registrar will provide Euroclear and/or Clearstream, Luxembourg and, in the case of the Registrar, DTC, with the notifications, instructions or information to be given by it to Euroclear and/or Clearstream, Luxembourg and/or DTC, as the case may be.

6.5 Where Registered Global Covered Bonds or Bearer Global Covered Bonds that are CGCBs are to be issued and are to be credited on a delivery against payment basis, unless otherwise agreed, the Principal Paying Agent shall give instructions to Euroclear and/or Clearstream, Luxembourg to credit such Covered Bonds represented by the Registered Global Covered Bonds or Bearer Global Covered Bonds, as the case may be, to the Principal Paying Agent’s distribution account following the delivery of such Global Covered Bond to the Common Depositary. Each Bearer Covered Bond that is a CGCB, or each Registered Global Covered Bond which is so credited to the Principal Paying Agent’s distribution account with Euroclear, DTC or Clearstream, Luxembourg, as the case may be, or the Paying Agent’s account with DTC, shall be held to the order of the Issuer pending delivery to the relevant Dealer on a delivery against payment basis (unless otherwise indicated in the relevant Final Terms Document) in accordance with the normal procedures of Euroclear, DTC or Clearstream, Luxembourg, as the case may be. The Principal Paying Agent shall on the Issue Date and against receipt of funds from the relevant Dealer(s) (unless otherwise indicated in the relevant Final Terms Document) transfer the proceeds of issue to the Issuer to the account notified to it by the Issuer and instruct the Common Depositary to instruct Euroclear, DTC or Clearstream, Luxembourg, as the case may be, to credit the relevant securities account(s) of the relevant Dealer(s).

6.6 If the Bearer Covered Bonds are NGCBs, the Principal Paying Agent shall, on behalf of the Issuer, instruct the Common Safekeeper to effectuate the relevant Global Covered Bond and instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Covered Bonds.

6.7 If the Principal Paying Agent pays an amount (the “Payment Advance”) to the Issuer on the basis that a payment (the “Payment”) has been or will be received from a Dealer and if the Payment is not received by the Principal Paying Agent on the date the Principal Paying Agent pays the Issuer, the Issuer will repay to the Principal Paying Agent the Payment Advance and will pay interest on the Payment Advance (or the unreimbursed portion thereof) from (and including) the date the Payment Advance is made to (but excluding) the earlier of repayment of the Payment Advance or receipt by the Principal Paying Agent of the Payment at a rate quoted at that time by the Principal Paying Agent as its cost of funding the Payment Advance provided that evidence of the basis of such rate is given in writing by the Principal Paying Agent to the Issuer. For the avoidance of doubt, the Principal Paying Agent will not be obliged to pay any amount to the Issuer if it has not received satisfactory confirmation that it is to receive the amount from a Dealer.

6.8 Except in the case of an issue where the Principal Paying Agent does not act as receiving bank for the Issuer in respect of the purchase price of the Covered Bonds being issued, if on the Issue Date a Dealer does not pay the full purchase price due from it in respect of any Covered Bond (the “Defaulted Covered Bond”) and, as a result, such Defaulted Covered Bond remains in the Principal Paying Agent’s distribution account with DTC and/or Euroclear and/or Clearstream, Luxembourg after the Issue Date, the Principal Paying Agent will continue to hold such Defaulted Covered Bond pursuant to the order of the Issuer. The Principal Paying Agent will notify the Issuer immediately of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Covered Bond and, subsequently, will (a) notify the Issuer immediately on receipt from the Dealer of the full purchase price in respect of any Defaulted Covered Bond and (b) pay to the Issuer the amount so received.

ARTICLE 7

EXCHANGE AND TRANSFER OF COVERED BONDS

7.1 Upon any exchange of all or a portion of an interest in a Temporary Global Covered Bond for an interest in a Permanent Global Covered Bond or upon any exchange of, in the case of a Temporary Global Covered Bond, all or a portion of an interest in such Temporary Global Covered Bond or, in the case of a Permanent Global Covered Bond, all of such Permanent Global Covered Bond for Bearer Definitive Covered Bonds, the Principal Paying Agent will (i) procure that the relevant Global Covered Bond will, if it is a CGCB, be endorsed by the Principal Paying Agent or on its behalf to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and the Permanent Global Covered Bond will be endorsed by the Principal Paying Agent or on its behalf to reflect the increase in its nominal amount as a result of such exchange or (ii) in the case of any Global Covered Bond which is an NGCB, instruct Euroclear, DTC and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange. Until exchanged in full, the holder of an interest in any Bearer Global Covered Bond will in all respects be entitled to the same benefits under this Agreement as the holder of Bearer Definitive Covered Bonds and Coupons authenticated and delivered hereunder, subject as set out in the Terms and Conditions and in the relevant Bearer Global Covered Bond. The Principal Paying Agent is hereby authorized on behalf of the Issuer (a) in the case of any Global Covered Bond which is a CGCB, to endorse or to arrange for the endorsement of the relevant Bearer Global Covered Bond to reflect the reduction in the nominal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Covered Bond to reflect any increase in the nominal amount represented thereby and, in either case, to sign in the relevant space on the relevant Bearer Global Covered Bond recording such exchange and reduction or increase, (b) in the case of any Global Covered Bond which is an NGCB, to instruct Euroclear, DTC and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Bearer Global Covered Bond.

7.2 Upon any exchange of all or a portion of an interest in a Rule 144A Global Covered Bond for an interest in a Regulation S Global Covered Bond or vice versa, the relevant Global Covered Bond(s) will be surrendered to the Registrar and endorsed to reflect the reduction or increase (as the case may be) in its/their nominal amount by the Registrar or on its behalf. The Registrar is hereby authorized on behalf of the Issuer (a) to endorse or to arrange for the endorsement of the relevant Global Covered Bond(s) to reflect the reduction or increase (as the case may be) in the nominal amount represented thereby and, in either case, to sign in the relevant space on the relevant Global Covered Bond(s) recording such exchange and reduction or increase, (b) to make all appropriate entries in the Register and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Covered Bond.

7.3 Upon any exchange of all or a portion of an interest in a Registered Global Covered Bond for an interest in a Registered Definitive Covered Bond or vice versa, the relevant Registered Global Covered Bond(s) or Registered Definitive Covered Bond(s) will be surrendered to the Registrar and endorsed to reflect the reduction or increase (as the case may be) in its/their nominal amount by the Registrar or on its behalf. The Registrar is hereby authorized on behalf of the Issuer (a) to endorse or to arrange for the endorsement of the relevant Registered Global Covered Bond(s) or Registered Definitive Covered Bond(s) to reflect the reduction or increase (as the case may be) in the nominal amount represented thereby and, in either case, to sign in the relevant space on the relevant Registered Global Covered Bond(s) or Registered Definitive Covered Bond(s) recording such exchange and reduction or increase, (b) to make all appropriate entries in the Register and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Registered Global Covered Bond(s) or Registered Definitive Covered Bond(s).

ARTICLE 8

PAYMENTS

8.1 The Issuer will, before the Relevant Time on each date on which any payment in respect of any Covered Bond becomes due under the Terms and Conditions, transfer to an account specified by the Principal Paying Agent such amount in the relevant currency sufficient for the purposes of the payment in same day funds settled through such payment system as the Principal Paying Agent and the Issuer may agree.

Relevant Time means, (i) in the case of payment in Sterling or Euro, 11:00 a.m., London time, (ii) in the case of payments in U.S. dollars or Canadian dollars, 8:00 a.m. (New York time), (iii) in the case of payments in Japanese Yen, 9:00 a.m. (Tokyo time), in each case one Business Day prior to the day on which payment is due to the Principal Paying Agent and (iv) for any other currency, at the time mutually agreed between the Issuer and the Principal Paying Agent.

8.2 Any funds paid by or by arrangement with the Issuer to the Principal Paying Agent under Section 8.1 will be held in the relevant account referred to in Section 8.1 for payment to the

Covered Bondholders or Couponholders, as the case may be, until any Covered Bonds or Coupons become void under Condition 8. In that event the Principal Paying Agent will repay to the Issuer sums equivalent to the amounts which would otherwise have been repayable on the relevant Covered Bonds or Coupons.

8.3 The Issuer will ensure that no later than the third Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Principal Paying Agent, under Section 8.1, the Principal Paying Agent, will receive (i) a copy of an irrevocable payment instruction to the paying bank of the Issuer and (ii) a notice setting out the amounts of principal and/or (as the case may be) interest to be paid in respect of each relevant series of Covered Bonds on their relevant due dates. For the purposes of this Article, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London and any Additional Business Centre specified in the applicable Final Terms Document.

8.4 The Principal Paying Agent will notify the other Paying Agents, the Cash Manager, the Guarantor and the Bond Trustee immediately:

(a)	if it has not by the relevant date set out in Section 8.1 received unconditionally the full amount in the Specified Currency required for the payment; and

(b)	if it receives unconditionally the full amount of any sum payable in respect of the Covered Bonds or Coupons after that date and time.

The Principal Paying Agent will, at the expense of the Issuer, immediately on receiving any amount as described in subparagraph (b), cause notice of that receipt to be published in accordance with Condition 13.

8.5 The Principal Paying Agent will ensure that payments of both principal and interest in respect of a Temporary Global Covered Bond will only be made if certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations (in the form set out in the Trust Deed) has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms of the Temporary Global Covered Bond.

8.6 Unless it has received notice under Section 8.4(a), each Paying Agent will pay or cause to be paid all amounts due in respect of the Covered Bonds on behalf of the Issuer and the Guarantor in the manner provided in the Trust Deed and the Terms and Conditions. If any payment provided for in Section 8.1 is made late but otherwise in accordance with the provisions of this Agreement, the relevant Paying Agent will nevertheless make payments in respect of the Covered Bonds as stated in Section 8.4(b) following receipt by it of such payment.

8.7 If for any reason the Principal Paying Agent reasonably considers that the amounts to be received by it under Section 8.1 will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Covered Bonds, neither the Principal Paying Agent nor the Paying Agents will be obliged to pay any such claims until the Principal Paying Agent has received the full amount of all such payments.

8.8 Without prejudice to Sections 8.6 and 8.7, if the Principal Paying Agent pays any amounts to the Covered Bondholders or Couponholders or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Covered Bonds in accordance with Section 8.1 (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the Issuer will, in addition to paying amounts due under Section 8.1, pay to the Principal Paying Agent on demand interest (at a rate which represents the Principal Paying Agent’s cost of funding the Shortfall provided that evidence of the basis of such rate is given to the Issuer) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Principal Paying Agent of the Shortfall.

8.9 The Principal Paying Agent will on demand promptly reimburse each other Paying Agent for payments in respect of Covered Bonds properly made by each Paying Agent in accordance with this Agreement and the Terms and Conditions unless the Principal Paying Agent has notified the relevant Paying Agent, prior to its opening of business on the due date of a payment in respect of the Covered Bonds, that the Principal Paying Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of the Covered Bonds.

8.10 While any Covered Bonds are represented by Global Covered Bonds, all payments due in respect of the Covered Bonds will be made to, or to the order of, the holder of the Global Covered Bonds and subject to and in accordance with the provisions of the Global Covered Bonds. On the occasion of each payment, (i) in the case of a CGCB, the Paying Agent to which such Global Covered Bond was presented for the purpose of making the payment will cause the appropriate Schedule to the relevant Global Covered Bond to be annotated so as to evidence the amounts and dates of the payments of principal and/or interest as applicable or (ii) in the case of any Global Covered Bond which is an NGCB, the Principal Paying Agent will instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

8.11 With respect to any Registered Global Covered Bond that is denominated in any currency other than U.S. dollars and that is registered in the name of DTC or its nominee (a “DTC Covered Bond”), the Principal Paying Agent shall pay to the Exchange Agent, and the Exchange Agent shall receive, all payments thereunder that are to be exchanged into U.S. dollars.

The Exchange Agent shall, in accordance with normal DTC practice, be advised by the Principal Paying Agent on or prior to the fifth New York Business Day (as defined below) after the relevant Record Date for any payment of interest, or the tenth New York Business Day prior to the relevant payment date for any payment of principal by DTC or its nominee:

(a)

if any Beneficial Owner of the DTC Covered Bond in respect of which payment is due has elected to receive such payment in U.S. dollars and, if so, the amount of the payment (expressed in the Specified Currency) which the Beneficial Holder wished to receive in U.S. dollars; and

(b)	of the payment details for each Beneficial Owner.

The Exchange Agent through its foreign exchange desk shall convert the relevant Specified Currency into U.S. dollars in an amount equal to the aggregate amount that Beneficial Owners wish to receive in U.S. dollars (i.e. with respect to which DTC has notified the Exchange Agent that Beneficial Owners wish to receive such amount in U.S. dollars) at its spot rate on the applicable payment date. The “spot rate” is a base rate adjusted by a spread, each component determined by the foreign exchange desk in its absolute discretion on the relevant payment date. The Exchange Agent shall, on the relevant payment date:

(a)	pay all amounts converted into U.S. dollars in accordance with the above to DTC or its nominee for distribution to the relevant Beneficial Owners; and

(b)

pay all the other amounts due which are denominated otherwise than in U.S. dollars directly to the relevant Beneficial Owners in accordance with the payment instructions received from DTC or its nominee.

The rate of exchange will be adjusted by, local fees, taxes and forward points (if applicable). There is no obligation on the foreign exchange desk or the Exchange Agent to make any conversion or to conclude any foreign exchange transaction. In connection with the conversion transaction, the Exchange Agent (and its foreign exchange desk) shall act as principal for its own account, and not in the interest of, or as agent, fiduciary, or broker on behalf of any other party. The Exchange Agent (and its foreign exchange desk) has no obligation to provide the best foreign exchange rate and shall not be liable for losses associated with the determination of such rate. The Exchange Agent may retain for its own account any fees, including any spread on foreign exchange transactions, customarily charged by it in connection with any such conversion.

For the purposes of this Clause, “New York Business Day” means a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in New York City and (i) with respect to Covered Bonds payable in a Specified Currency other than euro, in the principal financial centre of the relevant Specified Currency or as otherwise specified in the applicable Final Terms Document and (ii) with respect to Covered Bonds payable in euro, a day on which the TARGET System is open.

In the event that the Exchange Agent is unable to convert the relevant Specified Currency into U.S. dollars, the Exchange Agent will notify DTC that the entire payment will be made in the relevant Specified Currency, and the Exchange Agent will make the payment in accordance with the payment instructions received from DTC following such notification.

8.12 If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of (A) a withholding or deduction required by law to be made therefrom in circumstances in which the Issuer or Guarantor is not obliged to gross-up such payments in accordance with Condition 7 or (B) a certification required by the terms of a Covered Bond not being received), (i) in the case of CGCB, the Paying Agent to which a Covered Bond or Coupon (as the case may be) is presented for the purpose of making such payment will make a record of such shortfall on the Covered Bond or Coupon and each record will, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Covered Bond which is an NCGB, the Principal Paying Agent will instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

8.13 Following service of a Notice to Pay on the Guarantor, this Article 8 will be amended as follows:

(a)	Section 8.1 (above) will be deleted in its entirety and replaced with the following:

“8.1 The Guarantor will, before the Relevant Time on each date on which any payment in respect of any Guaranteed Amounts becomes Due for Payment, transfer to an account specified by the Principal Paying Agent, such amount in the relevant currency sufficient for the purposes of the payment of such Guaranteed Amounts in same day funds settled through such payment system as the Principal Paying Agent and the Guarantor may agree.”;

(b)	Section 8.3(above) will be deleted in its entirety and replaced with the following:

“8.3 The Guarantor will ensure that no later than the third Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Principal Paying Agent, under Section 8.1, the Principal Paying Agent will receive (i) a copy of an irrevocable payment instruction to the paying bank of the Guarantor or other relevant party, and (ii) a notice setting out the amounts of principal and/or (as the case may be)

interest to be paid in respect of each relevant series of Covered Bonds on their relevant due dates. For the purposes of this Section, Business Day means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London, Toronto and any Additional Business Centre specified in the applicable Final Terms Document.”; and

(c)	Consequential amendments will be made pursuant to Article 33 (Amendments) to the remainder of Article 8.

8.14 If the Issuer determines, in its sole discretion, that it will be required to withhold or deduct any FATCA Withholding in connection with the next scheduled payment, the Issuer will be entitled to re-direct or reorganize such payment in any way that it sees fit in order that the payment may be made free from FATCA Withholding.

ARTICLE 9

NOTICE OF ANY WITHHOLDING OR DEDUCTION

9.1 If the Issuer or the Guarantor are, in respect of any payment in respect of Covered Bonds, required by law to withhold or deduct any amount for or on account of Taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, the Issuer or the Guarantor, as the case may be, will give notice of that fact to the Bond Trustee and the Principal Paying Agent (who will give notice thereof to each Paying Agent) as soon as it becomes aware of the requirement to make the withholding or deduction and will give to the Bond Trustee and the Principal Paying Agent such information as either of them will require to enable the Bond Trustee and the Principal Paying Agent to comply with the requirement.

9.2 If any Paying Agent or the Exchange Agent is, in respect of any payment of principal or interest in respect of the Covered Bonds, required by law to withhold or deduct any amount for or on account of any Taxes, duties, assessments or governmental charges as specifically contemplated under the Terms and Conditions, other than arising under Section 9.1 or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Covered Bonds, it will give notice of that fact to the Issuer, the Bond Trustee, the Guarantor and the Principal Paying Agent as soon as it becomes aware of the requirement to withhold or deduct.

ARTICLE 10

OTHER DUTIES OF THE REGISTRAR

10.1 The Registrar will perform such duties as are set out herein and the Terms and Conditions and, in performing those duties, will act in accordance with the Terms and Conditions and the provisions of this Agreement.

10.2 The Registrar will, so long as any Registered Covered Bond is outstanding:

(a)

maintain outside the United Kingdom, a register (the “Register”) of the holders of the Registered Covered Bonds which will show (i) the nominal amount of Covered Bonds represented by each Registered Global Covered Bond, (ii) the nominal amounts and the serial numbers of the Registered Definitive Covered Bonds, (iii) the dates of issue of all Registered Covered Bonds, (iv) all subsequent transfers and changes of ownership of Registered Covered Bonds, (v) the names and addresses of the holders of the Registered Covered Bonds, (vi) all cancellations of Registered Covered Bonds, whether because of their purchase by the Issuer, their replacement or otherwise, and (vii) all replacements of Registered Covered Bonds (subject, where appropriate, in the case of (vi), to the Registrar having been notified as provided in this Agreement);

(b)

effect exchanges of interests between different Registered Global Covered Bonds of the same series and interests in Registered Global Covered Bonds for Registered Definitive Covered Bonds and vice versa, in accordance with the Terms and Conditions and this Agreement, keep a record of all exchanges and ensure that the Principal Paying Agent is notified forthwith after any exchange;

(c)	register all transfers of Definitive Covered Bonds;

(d)	make any necessary notations on Registered Global Covered Bonds following transfer or exchange of interests in them;

(e)

receive any document in relation to or affecting the title to any of the Registered Covered Bonds including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(f)

forthwith, and in any event within ten Business Days (being days when banks are open for business in the city in which the specified office of the Registrar is located) of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other regulations), (i) upon receipt by it of Registered Definitive Covered Bonds for transfer (together with any certifications required by it including, but not limited to, any applicable Transfer Certificates) or (ii) following the endorsement of a reduction in nominal amount of a Registered Global Covered Bond for exchange into Registered Definitive Covered Bonds, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Registered Definitive Covered Bonds of a like aggregate nominal amount to the Registered Definitive Covered Bonds transferred and, in the case of the transfer of part only of a Registered Definitive Covered Bond, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Registered Definitive Covered Bond in respect of the balance of the Registered Definitive Covered Bonds not so transferred;

(g)

if applicable, charge to the holder of a Registered Covered Bond presented for exchange or transfer (i) the costs or expenses (if any) of delivering Registered Covered Bonds issued on exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty or Tax that may be imposed in relation to the registration;

(h)

maintain proper records of the details of all documents and certifications (including, but not limited to, Transfer Certificates) received by itself or any other Transfer Agent (subject to receipt of all other necessary information from the other Transfer Agents);

(i)	prepare all such lists of holders of the Registered Covered Bonds as may be required by the Issuer, the Guarantor or the Principal Paying Agent or any person authorized by any of them;

(j)

subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer, the Bond Trustee, any holder of a Registered Covered Bond or any person authorized by any of them for inspection and for the taking of copies of it or extracts from it, provided however that the Register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit;

(k)

make available for inspection (at all reasonable times during office hours) by Covered Bondholders at its specified office copies of the Trust Deed, this Agreement and the then latest audited balance sheet and profit and loss accounts of the Issuer;

(l)

comply with the reasonable requests of the Issuer with respect to the maintenance of the Register and give to the Paying Agents and the Transfer Agents such information as may be reasonably required by them for the proper performance of their duties; and

(m)	comply with the terms of any notice of transfer to the extent such notice of transfer is given in accordance with the Terms and Conditions and the provisions of this Agreement.

10.3 Notwithstanding anything to the contrary in this Agreement, in the event of a partial redemption of Covered Bonds under Condition 6, the Registrar will not be required, unless so directed by the Issuer, (a) to register the transfer of Registered Definitive Covered Bonds (or parts of Registered Definitive Covered Bonds) or to effect exchanges of interests in Registered Global Covered Bonds for Registered Definitive Covered Bonds or vice versa during the period beginning on the sixty-fifth day before the date of the partial redemption and ending on the day on which notice is given specifying the serial numbers of Covered Bonds called (in whole or in part) for redemption (both inclusive) or (b) to register the transfer of any Registered Covered Bond (or part of a Registered Covered Bond) called for partial redemption.

10.4 Registered Covered Bonds will be dated:

(a)	in the case of a Registered Definitive Covered Bond issued on the Issue Date, the Issue Date; or

(b)

in the case of a Registered Definitive Covered Bond issued in exchange for an interest in a Registered Global Covered Bond, or upon transfer, the date of registration in the Register of the exchange or transfer; or

(c)

in the case of a Registered Definitive Covered Bond issued to the transferor upon transfer in part of a Registered Covered Bond, the same date as the date of the Registered Covered Bond transferred; or

(d)

in the case of a Registered Definitive Covered Bond issued pursuant to Article 17 (Issue of Replacement Covered Bonds, Coupons and Talons), with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Registered Covered Bond in replacement of which it is issued.

ARTICLE 11

DUTIES OF THE TRANSFER AGENTS

11.1 The Transfer Agents will perform such duties as are set out herein and in the Terms and Conditions and, in performing those duties, will act in accordance with the Terms and Conditions and the provisions of this Agreement.

11.2 Each Transfer Agent will:

(a)

accept Registered Covered Bonds delivered to it, with the form of transfer on them duly executed, together with, where applicable, any Transfer Certificate for the transfer or exchange of all or part of the Registered Covered Bonds in accordance with the Terms and Conditions, and will, in each case, give to the Registrar all relevant details required by it;

(b)	keep a stock of the form of Transfer Certificate in the form set out in Schedule 4 where applicable, and make such forms available on demand to holders of the Covered Bonds;

(c)

immediately, and in any event within ten Business Days of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other laws or regulations), (i) upon receipt by it of Registered Definitive Covered Bonds for transfer (together with any certifications required by it including, but not limited to, where applicable Transfer Certificates) or (ii) following the endorsement of a reduction in nominal amount of a Registered Global Covered Bond for exchange into Registered Definitive Covered Bonds, authenticate and deliver at its specified office to the transferee or (at the risk of the transferee) send to the address requested by the transferee duly dated and completed Registered Definitive Covered Bonds of a like aggregate nominal amount to the Registered Definitive Covered Bonds transferred and, in the case of the transfer of part only of a Registered Definitive Covered Bond, authenticate and deliver at its specified office to the transferor or (at the risk of the transferor) send to the address requested by the transferor a duly dated and completed Registered Definitive Covered Bond in respect of the balance of the Registered Definitive Covered Bonds not so transferred;

(d)

if applicable, charge to the holder of a Registered Covered Bond presented for exchange or transfer (i) the costs or expenses (if any) of the Registrar in delivering Registered Covered Bonds issued on such exchange or transfer other than by regular uninsured mail and (ii) a sum sufficient to cover any stamp duty or Tax that may be imposed in relation to the exchange or transfer and, in each case, account to the Registrar for those charges; and

(e)	at the request of any Paying Agent deliver new Registered Covered Bonds to be issued on partial redemptions of Registered Covered Bonds.

ARTICLE 12

REGULATIONS FOR TRANSFERS

AND EXCHANGES OF REGISTERED COVERED BONDS

12.1 Subject as provided below, the Issuer may from time to time agree with the Principal Paying Agent, the Bond Trustee, the Transfer Agent and the Registrar reasonable regulations to govern the transfer and registration of Registered Covered Bonds and the exchange of Registered Covered Bonds. The initial regulations, which will apply until amended under this Section, are set out in Schedule 5 to this Agreement. The Transfer Agents agree to comply with the regulations as amended from time to time.

ARTICLE 13

DUTIES OF THE AGENTS IN CONNECTION WITH EARLY REDEMPTION

13.1 If the Issuer decides to redeem any Covered Bonds for the time being outstanding before their Final Maturity Date in accordance with the Terms and Conditions, the Issuer will give notice of the decision to the Bond Trustee and the Paying Agents, and in the case of redemption of Registered Covered Bonds, the Registrar, stating the date on which the Covered Bonds are to be redeemed and the nominal amount of Covered Bonds to be redeemed, not less than 10 days before the date on which the Issuer will give notice to the Covered Bondholders in accordance with the Terms and Conditions of the redemption in order to enable the Paying Agents and, if applicable, the Registrar to carry out its duties in this Agreement and in the Terms and Conditions.

13.2 If some only of the Covered Bonds are to be redeemed, the Principal Paying Agent will, in the case of Definitive Covered Bonds, make the required drawing in accordance with the Terms and Conditions but will give the Issuer and the Bond Trustee reasonable notice of the time and place proposed for the drawing and the Issuer and the Bond Trustee will be entitled to send representatives to attend the drawing and will, in the case of Covered Bonds in global form, co-ordinate the selection of Covered Bonds to be redeemed with Euroclear, DTC and/or Clearstream, Luxembourg, all in accordance with the Terms and Conditions.

13.3 The Principal Paying Agent will publish the notice required in connection with any redemption and will, if applicable, at the same time also publish a separate list of the serial numbers of any Definitive Covered Bonds previously drawn and not presented for redemption. The redemption notice will specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Covered Bonds, the serial numbers of the Covered Bonds to be redeemed. The notice will be published in accordance with the Terms and Conditions. The Principal Paying Agent will also notify the Bond Trustee, the other Paying Agents, the Registrar, the Transfer Agents and, if applicable, the Exchange Agent, of any date fixed for redemption of any Covered Bonds.

ARTICLE 14

EXTENDABLE OBLIGATIONS

14.1 The applicable Final Terms Document may provide that the obligations to pay the Final Redemption Amount of the applicable Series of Covered Bonds on their Final Maturity Date may be deferred until the Extended Due for Payment Date, provided that any amount representing the amount due on the Final Maturity Date as set out in the applicable Final Terms Document due and remaining unpaid on the Final Maturity Date may be paid on any Interest Payment Date thereafter up to (and including) the relevant Extended Due for Payment Date. Such deferral will occur automatically if the Issuer fails to pay the Final Redemption Amount of the relevant Series of Covered Bonds on its Final Maturity Date (subject to applicable grace periods) and if the Guarantor fails to pay in full on the Extension Determination Date, Guaranteed Amounts equal to the Final Redemption Amount of the relevant series of Covered Bonds. Interest will continue to accrue on any unpaid amount and will be payable on each Interest Payment Date falling after the Final Maturity Date up to (and including) the Extended Due for Payment Date.

14.2 The Issuer undertakes to notify the Paying Agents not less than four Business Days prior to the Final Maturity Date whether (a) payment will be made of the Final Redemption Amount of the applicable Series of Covered Bonds in full on their (i) Final Maturity Date or (ii) Extension Determination Date or (b) the obligation to pay the Final Redemption Amount of the applicable Series of Covered Bonds on their Final Maturity Date will be deferred until the Extended Due for Payment Date (such notice, the “Extension Notice”).

14.3 Forthwith upon the receipt by the Principal Paying Agent of the Extension Notice, the Principal Paying Agent will notify both Clearstream, Luxembourg and Euroclear and, if applicable, DTC, not less than three Business Days prior to the Final Maturity Date (provided that the Issuer provides the applicable notice to the Paying Agents in accordance with the time period specified in Section 14.2) whether (a) payment will be made of the Final Redemption Amount of the applicable Series of Covered Bonds in full on their Final Maturity Date or (b) the obligation to pay the Final Redemption Amount of the applicable Series of Covered Bonds on their Final Maturity Date will be deferred until the Extended Due for Payment Date.

14.4 For the avoidance of doubt, a failure by the Issuer to make a notification under this Article 14 will not affect the validity or effectiveness of any extension of a Series of Covered Bonds under Condition 6.1.

ARTICLE 15

RECEIPT AND PUBLICATION OF NOTICES

15.1 Immediately after it receives a demand, notice or written request from any Covered Bondholder in accordance with the Terms and Conditions, the Principal Paying Agent or the Registrar, as the case may be, will forward a copy to the Issuer, the Guarantor and the Bond Trustee.

15.2 On behalf of and at the request and expense of the Issuer (or following service of a Notice to Pay on the Guarantor, the Guarantor), the Principal Paying Agent or the Registrar, as the case may be, will cause to be published all notices required to be given by the Issuer, the Guarantor and the Bond Trustee to the Covered Bondholders in accordance with the Terms and Conditions, the U.S. Registration Statement or Final Terms Document.

ARTICLE 16

CANCELLATION OF COVERED BONDS, COUPONS AND TALONS

16.1 All Covered Bonds which are redeemed, all Global Covered Bonds which are exchanged in full, all Registered Covered Bonds which have been transferred, all Coupons which are paid and all Talons which are exchanged will be cancelled by the Agent by which they are redeemed, exchanged, transferred or paid. In addition, the Issuer will immediately notify the Principal Paying Agent and the Bond Trustee in writing of all Covered Bonds which are purchased on behalf of the Issuer, the Guarantor or any of the Issuer’s Subsidiaries and all such Covered Bonds surrendered to a Paying Agent or the Registrar for cancellation, together (in the case of Bearer Definitive Covered Bonds) with all unmatured Coupons or Talons (if any) attached to them or surrendered with them, will be cancelled by the Agent to which they are surrendered. Each of the Agents will give to the Principal Paying Agent details of all payments made by it and will deliver all cancelled Covered Bonds, Coupons and Talons to the Principal Paying Agent or as the Principal Paying Agent may specify.

16.2 The Principal Paying Agent will deliver upon written request to the Issuer and the Bond Trustee as soon as reasonably practicable and in any event within three months after the date of each repayment, payment, cancellation or replacement, as the case may be, a certificate stating:

(a)	the aggregate nominal amount of Covered Bonds which have been redeemed and the aggregate amount paid in respect of them;

(b)	the number of Covered Bonds cancelled together (in the case of Bearer Definitive Covered Bonds) with details of all unmatured Coupons or Talons attached to them or delivered with them;

(c)	the aggregate amount paid in respect of interest on the Covered Bonds;

(d)	the total number by maturity date of Coupons and Talons cancelled; and

(e)	(in the case of Definitive Covered Bonds) the serial numbers of the Covered Bonds.

16.3 The Principal Paying Agent will destroy all cancelled Covered Bonds, Coupons and Talons and, immediately following their destruction, send to the Issuer upon written request a certificate stating the serial numbers of the Covered Bonds (in the case of Definitive Covered Bonds) and the number by maturity date of Coupons and Talons destroyed.

16.4 Without prejudice to the obligations of the Principal Paying Agent under Section 16.2, the Principal Paying Agent will keep a full and complete record of all Covered Bonds, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, purchase on behalf of the Issuer or the Guarantor or any of the Issuer’s Subsidiaries and cancellation, payment or replacement (as the case may be) and of all replacement Covered Bonds, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Covered Bonds, Coupons or Talons. The Principal Paying Agent will in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged. The Principal Paying Agent will subject to applicable laws and regulations at all reasonable times during office hours make the record available to the Issuer, the Guarantor, the Bond Trustee or any Person authorized by any of them for inspection and for the taking of copies of it or extracts from it. The Principal Paying Agent is authorized by the Issuer and instructed to (a) in the case of any Global Covered Bond which is a CGCB, to endorse or to arrange for the endorsement of the relevant Global Covered Bond to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Global Covered Bond which is an NGCB, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the Issuer has notified the Principal Paying Agent of the same in accordance with Section 16.1.

ARTICLE 17

ISSUE OF REPLACEMENT COVERED BONDS,

COUPONS AND TALONS

17.1 The Issuer will cause a sufficient quantity of additional forms of (a) Bearer Covered Bonds, Coupons and Talons to be available, upon request, to the Principal Paying Agent at its specified office for the purpose of issuing replacement Bearer Covered Bonds, Coupons and Talons as provided below and (b) Registered Covered Bonds to be available, upon request, to the Registrar at its specified office for the purpose of issuing replacement Registered Covered Bonds as provided below.

17.2 The Principal Paying Agent and the Registrar will, subject to and in accordance with the Terms and Conditions and this Article 17, cause to be delivered any replacement Covered Bonds, Coupons and Talons which the Issuer may determine to issue in place of Covered Bonds, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

17.3 In the case of a mutilated or defaced Bearer Covered Bond, the Principal Paying Agent will ensure that (unless otherwise covered by such indemnity as the Issuer may reasonably require) any replacement Bearer Covered Bond will only have attached to it Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Bearer Covered Bond which is presented for replacement.

17.4 The Principal Paying Agent or the Registrar, as the case may be, will obtain verification in the case of an allegedly lost, stolen or destroyed Covered Bond, Coupon or Talon in respect of which the serial number is known, that the Covered Bond, Coupon or Talon has not previously been redeemed, paid or exchanged, as the case may be. Neither the Principal Paying Agent nor the Registrar will issue any replacement Covered Bond, Coupon or Talon unless and until the claimant will have:

(a)	paid the costs and expenses incurred in connection with the issue;

(b)	provided it with such evidence and indemnity for the protection of the Issuer, the Principal Paying Agent and the Registrar as the Issuer may reasonably require; and

(c)	in the case of any mutilated or defaced Covered Bond, Coupon or Talon, surrendered it to the Principal Paying Agent or, as the case may be, the Registrar.

17.5 The Principal Paying Agent or, as the case may be, the Registrar will cancel any mutilated or defaced Covered Bonds, Coupons and Talons in respect of which replacement Covered Bonds, Coupons and Talons have been issued under this Section and will furnish the Issuer with a certificate stating the serial numbers of the Covered Bonds, Coupons and Talons cancelled and, unless otherwise instructed by the Issuer in writing, will destroy the cancelled Covered Bonds, Coupons and Talons and give to the Issuer and the Bond Trustee a destruction certificate containing the information specified in Section 16.3.

17.6 The Principal Paying Agent or, as the case may be, the Registrar will, on issuing any replacement Covered Bond, Coupon or Talon, immediately inform the Issuer and the other Paying Agents (in the case of Bearer Covered Bonds) or the Transfer Agents (in the case of Registered Covered Bonds) of the serial number of the replacement Covered Bond, Coupon or Talon issued and (if known) of the serial number of the Covered Bond, Coupon or Talon in place of which the replacement Covered Bond, Coupon or Talon has been issued. Whenever replacement Coupons or Talons are issued pursuant to this Article 17, the Principal Paying Agent or, as the case may be, the Registrar will also notify the other Paying Agents (in the case of Bearer Covered Bonds) or the Transfer Agents (in the case of Registered Covered Bonds) of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons or Talons and of the replacement Coupons or Talons issued.

17.7 The Principal Paying Agent and the Registrar will each keep a full and complete record of all replacement Covered Bonds, Coupons and Talons issued and will subject to applicable laws and regulations at all reasonable times during office hours make the record available to the Issuer, the Guarantor, the Bond Trustee or any person authorized by any of them for inspection and for the taking of copies of it or extracts from it.

17.8 Whenever any Bearer Covered Bond, Coupon or Talon for which a replacement Bearer Covered Bond, Coupon or Talon has been issued and in respect of which the serial number is known is presented to a Paying Agent for payment, the relevant Paying Agent will immediately send notice of that fact to the Issuer and the other Paying Agents and not make payment.

17.9 The Paying Agents will issue further Coupon sheets against surrender of Talons. A Talon so surrendered will be cancelled by the relevant Paying Agent who (except where the Paying Agent is the Principal Paying Agent) will inform the Principal Paying Agent of its serial number. Further Coupon sheets issued on surrender of Talons will carry the same serial number as the surrendered Talon.

ARTICLE 18

COPIES OF DOCUMENTS TO BE MADE AVAILABLE

18.1 Each of the Paying Agents, the Registrar and the Transfer Agents will hold available for inspection at its specified office during normal business hours copies of all documents required to be so available, including any supplements and documents incorporated by reference, by the Terms and Conditions, the U.S. Registration Statement or Final Terms Document for any Covered Bonds or the rules of any relevant Stock Exchange (or any other relevant authority). For these purposes, the Issuer and the Guarantor will provide the Paying Agents, the Registrar and the Transfer Agents with sufficient copies of each of the relevant documents.

ARTICLE 19

MEETINGS OF COVERED BONDHOLDERS

19.1 The provisions of Schedule 5 to the Trust Deed will apply to meetings of the Covered Bondholders and will have effect in the same manner as if set out in this Agreement.

19.2 Without prejudice to Section 19.1, each of the Paying Agents on the request of any holder of Bearer Covered Bonds will issue voting certificates and block voting instructions in accordance with Schedule 5 to the Trust Deed and will immediately give notice to the Issuer in writing (with a copy to the Bond Trustee) of any revocation or amendment of a block voting instruction. Each of the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Bond Trustee will approve, full particulars of all voting certificates and block voting instructions issued by it in respect of the meeting or adjourned meeting.

ARTICLE 20

COMMISSIONS AND EXPENSES

20.1 The Issuer and, following service of a Notice to Pay on the Guarantor, the Guarantor agree(s) to pay to the Principal Paying Agent such fees and commissions (including any applicable Taxes) as the Issuer, the Guarantor and the Principal Paying Agent will separately agree in respect of the services of the Agents under this Agreement together with any reasonable out of pocket expenses (including legal, printing, postage, facsimile, cable and advertising expenses) incurred by the Agents in connection with their services under this Agreement.

20.2 The Principal Paying Agent will make payment of the fees and commissions due under this Agreement to the other Agents (including any applicable Taxes) and will reimburse their expenses promptly after the receipt of the relevant funds from the Issuer or the Guarantor (as the case may be). Neither the Issuer, the Guarantor nor the Bond Trustee will be responsible for any payment or reimbursement by the Principal Paying Agent to the other Agents.

ARTICLE 21

INDEMNITY

21.1 The Issuer (and, at any time following a Covered Bond Guarantee Activation Event, the Guarantor) will indemnify each of the Agents against any losses, liabilities, costs, claims, actions or expenses (including reasonable legal costs, disbursements and any applicable taxes) (together, “Losses”) paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses resulting from the breach by it of the terms of this Agreement or from its willful misconduct or gross negligence hereunder or that of its officers, directors or employees. The foregoing indemnity shall extend also to the employees, officers, directors and agents of such indemnified party and to any person controlling any indemnified party (within the meaning of the Securities Act) and the Issuer and Guarantor agrees that each indemnified party shall have and hold the covenants of the Issuer and the Guarantor contained in this Section 21.1 in trust for the benefit of its respective employees, officers, directors and controlling person.

21.2 Each of the Agents (other than the Registrar, the Exchange Agent and the Transfer Agent) will severally indemnify the Issuer against any Losses which the Issuer or the Guarantor may incur or which may be made against the Issuer or the Guarantor under this Agreement as a result of the willful misconduct or gross negligence of that Agent or of its officers, directors or employees or the material breach by it of the terms of this Agreement, other than any Losses resulting from the Issuer’s or the Guarantor’s own gross negligence or willful misconduct. Notwithstanding the foregoing, no party will be liable to any other party hereunder for any consequential loss (including but not limited to lost profits) whether or not foreseeable and however caused or arising.

21.3 The indemnities set out above will survive any termination or expiry of this Agreement.

21.4 Each Agent will only be liable to the Issuer for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer and/or the Guarantor resulting from the willful misconduct or gross negligence of the Agent in respect of its obligations under this Agreement. Each Agent will not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. The Agents shall not be liable for any error of judgment made in good faith unless it is proved that the Agent was negligent in ascertaining the pertinent facts.

21.5 Any Agent may, at any time, appoint a sub-agent or delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in such Agent by this Agreement; provided, however, that no Agent shall appoint a sub-agent or delegate any material rights, powers or obligations hereunder without the consent of the Issuer, such consent not to be unreasonably withheld. The appointment or delegation shall be made on the same terms as this Agreement (including the power to sub-delegate) and, provided that it has exercised due care in the selection of such sub-agent, delegate or sub-delegate, such Agent shall not be bound to monitor, oversee or supervise, or be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any sub-agent, delegate or sub-delegate, including a sub-custodian or depository, which is not an affiliate of The Bank of New York Mellon.

21.6 Liabilities arising under Section 21.4 will be limited to the amount of the Issuer’s and/or the Guarantor’s, as applicable, actual loss (such loss will be determined as at the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event will the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, of for special, punitive or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

21.7 The liability of the Agents will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

ARTICLE 22

RESPONSIBILITY OF THE AGENTS

22.1 No Agent will be responsible to anyone with respect to the validity of this Agreement or the Covered Bonds or Coupons or for any act or omission by it in connection with this Agreement or any Covered Bond or Coupon except for its own willful misconduct or gross negligence, including that of its directors, officers and employees.

22.2 No Agent will have any duty or responsibility in the case of any default by any of the Issuer or the Guarantor in the performance of its obligations under the Terms and Conditions or the Trust Deed or, in the case of receipt of a written request from a Covered Bondholder or Couponholder, with respect to such default, provided however that immediately on receiving any written request by a Covered Bondholder in accordance with Condition 9, the Principal Paying Agent notifies the Issuer, the Guarantor and the Bond Trustee of the fact and furnishes them with a copy of such written request.

22.3 Whenever in the performance of its duties under this Agreement an Agent will deem it desirable that any matter be established by the Issuer, any of the Guarantor or the Bond Trustee prior to taking or suffering any action under this Agreement, the matter may be deemed to be conclusively established by a certificate signed by the Issuer, the Guarantor or the Bond Trustee and delivered to the relevant Agent and the certificate will be a full authorization to such Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.

22.4 No Paying Agent shall be required to make any payment in respect of a Covered Bond unless the funds required to make such payment have actually been received by such Paying Agent in accordance with the Terms and Conditions of such Covered Bond.

ARTICLE 23

CONDITIONS OF APPOINTMENT

23.1 Each Agent will be entitled to deal with money paid to it by the Issuer or the Guarantor (as the case may be) for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it will not exercise any right of set-off, lien or similar claim in respect of the money;

(b)	that it will not be liable to account to the Issuer or the Guarantor for any interest on the money; and

(c)	that it will not be required to segregate any money held by it except as required by law.

23.2 In acting under this Agreement and in connection with the Covered Bonds, each Agent will act solely as an agent of the Issuer, the Guarantor (and, in the circumstances referred to in Sections 2.6 and 2.7, the Bond Trustee) and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Covered Bonds, Coupons or Talons, or be responsible for or liable in respect of the authorization, validity or legality of this Agreement any Covered Bond, Coupon or Talon issued or paid by it hereunder or any act or omission of any other person.

23.3 Each Agent undertakes to the Issuer and the Guarantor and, in the circumstances referred to in Sections 2.6 and 2.7, the Bond Trustee to perform its duties, and will be obliged to perform the duties and only the duties, specifically stated in this Agreement (including Schedule 5 in the case of the Principal Paying Agent) and the Terms and Conditions, and no implied duties or obligations will be read into any of those documents against any Agent. Each of the Agents (other than the Principal Paying Agent) agrees that if any information that is required by the Principal Paying Agent to perform the duties set out in Schedule 5 becomes known to it, it will promptly provide such information to the Principal Paying Agent.

23.4 Each Agent may, at the Issuer’s expense, consult with legal and other professional advisers and the opinion of the advisers will be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

23.5 Each Agent will be protected and will incur no liability in respect of any action taken, omitted or suffered in reliance on (i) any instruction from the Issuer or the Bond Trustee (in the circumstances referred to in Sections 2.6 and 2.7) or the Guarantor, or (ii) any document which it reasonably believes to be genuine and to have been delivered by the proper party, or (iii) on written instructions from the Issuer or the Guarantor.

23.6 Any Agent, its affiliated companies and its officers, directors and employees may become the owner of, and/or acquire any interest in, any Covered Bonds, Coupons or Talons with the same rights that it or he would have had if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor or any owner or holder of Covered Bonds, Coupons or Talons and may act on, or as depositary, trustee or agent for, any committee or body of holders of Covered Bonds or Coupons or in connection with any other obligations of the Issuer or the Guarantor as freely as if the Agent were not appointed under this Agreement.

23.7 The Issuer and the Guarantor will provide the Agents with a certified copy of the list of Authorized Signatories to execute documents and take action on its behalf in connection with this Agreement and will notify the Agents immediately in writing if any of those persons ceases to be authorized or if any additional person becomes authorized together, in the case of an additional authorized signatory, with evidence satisfactory to the Agents that the person has been authorized.

23.8 Except as otherwise permitted in the Trust Deed and the Terms and Conditions or as ordered by a court of competent jurisdiction or as required by law or applicable regulations, in the case of Bearer Covered Bonds, the Issuer, the Guarantor, the Bond Trustee and each of the Agents will be entitled to treat the bearer of any Bearer Covered Bond or Coupon and the registered holder of any Registered Covered Bond as the absolute owner of it (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or notice of any previous loss or theft of it).

23.9 The amount of the Program may be increased by the Issuer in accordance with the procedure set out in the Program Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Program will be deemed to be references to the increased amount.

23.10 The Issuer hereby covenants with the Agents that it will provide the Agents with such information as may be available to the Issuer so as to assist the Agents to determine whether or not such Agent is obliged, in respect of any payments to be made pursuant to the Transaction Documents, to make any FATCA Withholding.

23.11 Each Agent is entitled to treat a telephone, facsimile or e-mail communication or communication by other similar electronic means in a form satisfactory to the Agent from a person purporting to be (and whom the Agent, acting reasonably, believes in good faith to be) the authorized representative of the Issuer or the Guarantor, as sufficient instructions and authority of the Issuer or the Guarantor for the Agent to act and shall have no duty to verify or confirm that such person is so authorized. Each Agent shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions. Each Agent shall be entitled to request and shall receive upon request an incumbency certificate from the Issuer in respect of such authorized representative of the Issuer in a form reasonably acceptable to the Agent.

23.12 Each Agent shall be entitled to take any action or to refuse to take any action which such Agent regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

23.13 Each Agent shall have no duty or responsibility in the case of any default by the Issuer or the Guarantor in the performance of their obligations under the relevant Terms and Conditions.

23.14 For greater certainty, nothing herein shall be construed to imply any relationship of partnership, joint venture or similar relationship between any Agent and any of the Issuer, the Guarantor and the Bond Trustee.

23.15 No provision of this Agreement will require an Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

ARTICLE 24

COMMUNICATIONS BETWEEN THE PARTIES

24.1 A copy of all communications relating to the subject matter of this Agreement between the Issuer, the Guarantor, the Bond Trustee and any Agent (other than the Principal Paying Agent) will be sent to the Principal Paying Agent.

ARTICLE 25

CHANGES IN AGENTS

25.1 Each of the Issuer and the Guarantor agrees, for the benefit of the Bond Trustee, that, for so long as any Covered Bond is outstanding, or until funds for the payment of all amounts in respect of all outstanding Covered Bonds have been made available to the Principal Paying Agent and have been returned to the Issuer or the Guarantor, as the case may be, as provided in this Agreement:

(a)	there will at all times be a Principal Paying Agent and a Registrar;

(b)	it will so long as any Covered Bond is outstanding, maintain a Paying Agent (which may be the Principal Paying Agent) having a specified office in a city approved by the Bond Trustee in Europe;

(c)

so long as any Covered Bond is listed on any stock exchange or admitted to listing or trading by any other relevant authority, there will at all times be a Paying Agent (in the case of Bearer Covered Bonds) and a Transfer Agent (in the case of Registered Covered Bonds) with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or, as the case may be, other relevant authority;

(d)	so long as any of the Registered Global Covered Bonds payable in a Specified Currency other than U.S. dollars are held through DTC or its nominee, there will at all times be an Exchange Agent; and

(e)

it will ensure that it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any other directive implementing the conclusions of the ECOFIN Council Meeting of 26 to 27 November 2000 or any law implementing or complying with, or introduced in order to conform to any such directive, provided that the Issuer will not, under any circumstances, be obliged to maintain a Paying Agent with a specified office in such Member State unless at least one European Member State does not require a Paying Agent making payments through a specified office in that Member State to so withhold or deduct tax.

In addition, the Issuer and the Guarantor will forthwith appoint a Paying Agent having a specified office in the United States in the circumstances described in Condition 5.5. Any variation, termination, appointment or change will only take effect (other than in the case of insolvency (as provided in Section 26.5), when it will be of immediate effect) after not less than 30 nor more than 45 days’ prior notice will have been given to the Covered Bondholders in accordance with Condition 13.

25.2 Each of the Principal Paying Agent and the Registrar may (subject as provided in Sections 25.1 and 25.4) at any time resign by giving at least 60 days’ written notice to the Issuer, the Guarantor and the Bond Trustee specifying the date on which its resignation will become effective.

25.3 Each of the Principal Paying Agent and the Registrar may (subject as provided in Sections 25.1 and 25.4) be removed at any time by the Issuer and the Guarantor with the prior written approval of the Bond Trustee, which approval will not be unreasonably withheld, on at least 45 days’ notice in writing from the Issuer and the Guarantor specifying the date when the removal will become effective.

25.4 Any resignation under Section 25.2 or removal under Sections 25.3 or 26.5 of the Principal Paying Agent or the Registrar will only take effect upon the appointment by the Issuer and the Guarantor of a successor Principal Paying Agent or successor Registrar, as the case may be, approved in writing by the Bond Trustee, which approval will not be unreasonably withheld, and (other than in cases of insolvency of the Principal Paying Agent or the Registrar, as the case may be) on the expiry of the notice to be given under Article 28 (Notification of Changes to Agents). The Issuer and each of the Guarantor agree with the Principal Paying Agent and the Registrar that if, by the day falling 10 days before the expiry of any notice under Section 25.2, the Issuer and the Guarantor have not appointed a successor Principal Paying Agent or Registrar, as the case may be, approved in writing by the Bond Trustee, which approval will not be unreasonably withheld, then the Principal Paying Agent or the Registrar, as the case may be, will be entitled, on behalf of the Issuer and the Guarantor, to appoint in its place as a successor Principal Paying Agent or Registrar, as the case may be, a reputable financial institution of good standing which the Issuer, the Guarantor and the Bond Trustee will approve.

25.5 In case at any time any Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent which will be a reputable financial institution of good standing may be appointed by the Issuer and the Guarantor with the prior written approval of the Bond Trustee. Upon the appointment of a successor Agent and acceptance by it of its appointment and (other than in case of insolvency of the Agent or when the Paying Agent is an FFI and does not become, or ceases to be, a Participating FFI, when it will be of immediate effect) upon expiry of the notice to be given under Article 28 (Notification of Changes to Agents), the Agent so superseded will cease to be an Agent under this Agreement.

25.6 Subject to Section 25.1, the Issuer and the Guarantor may, with the prior written approval of the Bond Trustee, which approval will not be unreasonably withheld, terminate the appointment of all or any of the Agents (other than the Principal Paying Agent and the Registrar) at any time and/or appoint one or more further or other Agents by giving to the Principal Paying Agent and to the relevant other Agent notice in writing to that effect. Notwithstanding the foregoing, the Guarantor may revoke the appointment of any Agent in the event such Agent defaults in the performance or observance of its covenants or breaches its representations and warranties made, respectively, under Section 2.10.

25.7 Subject to Sections 25.1 and 25.4, all or any of the Agents (other than the Principal Paying Agent and the Registrar) may resign their respective appointments under this Agreement at any time by giving the Issuer, the Guarantor, the Bond Trustee and the Principal Paying Agent at least 60 days’ written notice to that effect.

25.8 Upon its resignation or removal becoming effective, an Agent will:

(a)	in the case of the Principal Paying Agent, any other Paying Agent and the Registrar, immediately transfer all funds and records held by it under this Agreement to the successor Agent; and

(b)

be entitled to the payment by the Issuer (and, following service of a Notice to Pay on the Guarantor, the Guarantor) of the commissions, fees and expenses payable in respect of its services under this Agreement before termination in accordance with the terms of Article 20 (Commissions and Expenses).

25.9 Upon its appointment becoming effective, a successor or new Agent will, without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor or, as the case may be, an Agent with the same effect as if originally named as an Agent under this Agreement.

25.10 Notwithstanding anything to the contrary in this Agreement, if a Rating Agency has downgraded the unsecured, unsubordinated and unguaranteed debt obligations or issuer default rating of a Paying Agent below the Paying Agent Required Ratings at any time that (a) the Guarantor is Independently Controlled and Governed, the Guarantor may, and (b) the Guarantor is not Independently Controlled and Governed, the Guarantor shall, terminate the appointment of such Paying Agent and appoint one or more further or other Agents by giving to the Principal Paying Agent and to the relevant other Agent notice in writing to that effect.

25.11 Notwithstanding anything to the contrary in this Agreement, if an Issuer Event of Default (A) occurs and is continuing, or (B) has previously occurred and is continuing, at any time that the Guarantor is Independently Controlled and Governed, the Guarantor may terminate the appointment of an Agent which is the Issuer or an Affiliate of the Issuer and appoint one or more further or other Agents by giving to the Principal Paying Agent and to the relevant other Agent notice in writing to that effect.

25.12 Upon any termination or resignation of an Agent hereunder, the Guarantor shall provide notice to CMHC of such termination or resignation and of such Agent’s replacement contemporaneously with the earlier of (i) notice of such termination or resignation and replacement to a Rating Agency, (ii) notice of such termination or resignation and replacement being provided to or otherwise made available to Covered Bondholders, and (iii) five (5) Canadian Business Days following such termination or resignation and replacement (unless the replacement Agent has yet to be identified at that time, in which case notice of the replacement Agent may be provided no later than ten (10) Canadian Business Days thereafter). Any such notice shall include (if known) the reasons for the termination or resignation of the Agent, and all information relating to the replacement Agent required by the CMHC Guide to be provided to CMHC in relation to the Agent and this Agreement, including any new agreement with such replacement Agent or any amendments to this Agreement in respect of such replacement Agent.

ARTICLE 26

CHANGE OF BOND TRUSTEE

26.1	Change of Bond Trustee

If there is any change in the identity of the Bond Trustee in accordance with the Security Agreement or the Trust Deed (as applicable), the parties to this Agreement will execute such documents and take such action as the successor Bond Trustee and the outgoing Bond Trustee may reasonably require for the purpose of vesting in the successor Bond Trustee the rights of the outgoing Bond Trustee under this Agreement.

26.2	Limitation of Liability

It is hereby acknowledged and agreed that by its execution of this Agreement the Bond Trustee will not assume or have any of the obligations or liabilities of any of the other parties hereto under this Agreement and that the Bond Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement and agreeing to amendments to this Agreement pursuant to Article 33 (Amendments). Any liberty or right which may be exercised or any determination which may be made under this Agreement by the Bond Trustee may be exercised or made in the Bond Trustee’s absolute discretion without any obligation to give reasons therefor, and the Bond Trustee will not be responsible for any liability occasioned by so acting, except if acting in breach of the standard of care set out in Section 11.1 (Standard of Care) of the Security Agreement, or if acting in breach of the standard of care set out Article 18 (Bond Trustee’s Liability) of the Trust Deed.

ARTICLE 27

MERGER AND CONSOLIDATION

27.1 Any corporation into which any Agent may be merged or converted, or any corporation with which an Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Agent will be a party, or any corporation to which an Agent will sell or otherwise transfer all or substantially all of its assets will, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Issuer, the Guarantor or the Bond Trustee and after the said effective date all references in this Agreement to the relevant Agent will be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer will immediately be given to the Issuer, the Guarantor, the Bond Trustee and the Rating Agencies by the relevant Agent.

ARTICLE 28

NOTIFICATION OF CHANGES TO AGENTS

28.1 Following receipt of notice of resignation from an Agent and immediately after appointing a successor or new Agent or on giving notice to terminate the appointment of any Agent, the Principal Paying Agent (on behalf of and at the expense of the Issuer and, following service of a Notice to Pay on the Guarantor, the Guarantor) will give or cause to be given not more than 45 days’ nor less than 30 days’ notice of the fact to the Covered Bondholders in accordance with the Terms and Conditions.

ARTICLE 29

CHANGE OF SPECIFIED OFFICE

29.1 If any Agent determines to change its specified office it will give to the Issuer, the Guarantor, the Bond Trustee and the Principal Paying Agent written notice of that fact giving the address of the new specified office which will be in the same city and stating the date on which the change is to take effect, which will not be less than 45 days after the notice. The Principal Paying Agent (on behalf of the Issuer (and, following service of a Notice to Pay on the Guarantor, the Guarantor)) will within 15 days of receipt of the notice (unless the appointment of the relevant Agent is to terminate pursuant to Article 25 (Changes in Agents) on or prior to the date of the change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice of the change to the Covered Bondholders in accordance with the Terms and Conditions.

ARTICLE 30

COMMUNICATIONS

30.1 All communications will be by facsimile, e-mail or letter delivered by hand. Each communication will be made to the relevant party at the facsimile number, e-mail address or physical address or telephone number and, in the case of a communication by facsimile or letter, marked for the attention of the person or department from time to time specified in writing by that party to the others for the purpose. The initial telephone number, facsimile number and person or department so specified by each party are set out in Schedule 2.

30.2 A communication is deemed to be received (if by facsimile or e-mail) when an acknowledgement of receipt is received, (if by telephone) when made or (if by letter) when delivered, in each case in the manner required by this Article. However, if a communication is received after business hours on any Business Day or on a day which is not a Business Day in the place of receipt it will be deemed to be received and become effective at the opening of business on the next Business Day in the place of receipt. Every communication will be irrevocable save in respect of any manifest error in it.

30.3 Any notice given under or in connection with this Agreement will be in English. All other documents provided under or in connection with this Agreement will be: (a) in English; or (b) if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a statutory or other official document.

ARTICLE 31

TAXES AND STAMP DUTIES

31.1 The Issuer (and, following service of a Notice to Pay on the Guarantor, the Guarantor) agree(s) to pay any stamp, issue, registration, documentary and other fees, duties or taxes of a similar nature (if any), including interest and penalties and other Taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

ARTICLE 32

ASSIGNMENT

32.1	Assignment

Subject always to the provisions of Section 33.2 (Assignment under Security Agreement) herein, no party hereto will be entitled to assign all or any part of its rights or obligations hereunder to any other party without the prior written consent of each of the other parties hereto (which will not, if requested, be unreasonably withheld or delayed or made subject to conditions) save that the Guarantor will be entitled to assign whether by way of security or otherwise all or any of its rights under this Agreement and all or any of its interest in the Loans and their Related Security without such consent to the Bond Trustee pursuant to the Security Agreement and the Bond Trustee may at its sole discretion assign all or any of its rights under or in respect of this Agreement and all or any of its interest in the Loans and their Related Security without such consent in exercise of its rights under the Security Agreement.

32.2	Assignment under Security Agreement

The parties hereto, other than the Bond Trustee and the Guarantor, acknowledge that on the assignment pursuant to the Security Agreement by the Guarantor to the Bond Trustee of the Guarantor’s rights under this Agreement, the Bond Trustee may enforce such rights in the Bond Trustee’s own name without joining the Guarantor in any such action (which right such parties hereby waive) and such parties hereby waive as against the Bond Trustee any rights or equities in its favour arising from any course of dealing between one or more of such parties and the Guarantor.

ARTICLE 33

AMENDMENTS

33.1 The Bond Trustee, each Agent, the Guarantor and the Issuer may also agree, without the consent of the Covered Bondholders or Couponholders of any Series and without the consent of the other Secured Creditors (and for this purpose the Bond Trustee may disregard whether any such modification relates to a Series Reserved Matter), to:

(a)	any modification of this Agreement provided that in the opinion of the Bond Trustee such modification is not materially prejudicial to the interests of any of the Covered Bondholders of any Series; or

(b)

any modification of this Agreement which is of a formal, minor or technical nature or is made to correct a manifest error or an error established as such to the satisfaction of the Bond Trustee or to comply with mandatory provisions of law.

Any such modification will be binding on all Covered Bondholders of all Series of Covered Bonds for the time being outstanding, the related Couponholders and unless the Bond Trustee otherwise agrees, any such modification will be notified by the Issuer to the Covered Bondholders of all Series of Covered Bonds for the time being outstanding in accordance with the relevant terms and conditions as soon as practicable thereafter.

33.2 Subject to the terms of the Security Agreement, any amendments to this Agreement will be made only with the prior written consent of each party to this Agreement. No waiver of this

Agreement will be effective unless it is in writing and signed by (or by some Person duly authorized by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement will constitute a waiver or preclude any other or further exercise of that or any other right.

33.3 Each proposed amendment, variation or waiver of rights under this Agreement that is considered by the Guarantor to be a material amendment, variation or waiver, will be subject to satisfaction of the Rating Agency Condition. The Guarantor and/or the Issuer will deliver notice to the Rating Agencies from time to time of any amendment, variations or waivers with respect to which satisfaction of the Rating Agency Condition is not required, provided that failure to deliver such notice will not constitute a breach of the obligations of the Guarantor under this Agreement. The Guarantor and/or the Issuer will deliver notice to CMHC from time to time of any amendment, variation or waiver with respect to which notice to CMHC is required by the CMHC Guide, provided that failure to deliver such notice will not constitute a breach of the obligations of the Guarantor under this Agreement.

ARTICLE 34

FURTHER ASSURANCE

34.1 From time to time, each party will do and perform any acts and execute any further instruments which may be required or which may be reasonably requested by any other party to more fully give effect to the purpose of this Agreement.

ARTICLE 35

LIMITATION OF LIABILITY

35.1 BMO Covered Bond Guarantor Limited Partnership is a limited partnership formed under the Limited Partnerships Act (Ontario), a limited partner of which is, except as expressly required by law, only liable for any of its liabilities or any of its losses to the extent of the amount that the limited partner has contributed or agreed to contribute to its capital.

ARTICLE 36

NON-PETITION

36.1 The Issuer, the Bond Trustee and each Agent agree that they will not institute against, or join any other party in instituting against, the Guarantor, or any general partners of the Guarantor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal, provincial or foreign bankruptcy, insolvency or similar law, for one year and one day after all the Covered Bonds have been repaid in full. The foregoing provision will survive the termination of this Agreement by any party.

ARTICLE 37

GOVERNING LAW

37.1	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

37.2	Submission to Jurisdiction

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

37.3	Waiver of Jury Trial

Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Covered Bonds or the transactions contemplated hereby.

ARTICLE 38

COUNTERPARTS

38.1 This Agreement may be executed in any number of counterparts (manually or by facsimile or pdf format), each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement.

[The remainder of this page left intentionally blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first before written.

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner BMO COVERED BOND GP, INC.

By:	/s/ Chris Hughes
Name: Chris Hughes
Title: President and Secretary

BANK OF MONTREAL, as Issuer

By:	/s/ Cathy Cranston
Name: Cathy Cranston
Title: Senior Vice President, Finance & Treasurer

BANK OF NEW YORK MELLON, as Principal Paying Agent, a Registrar, a Transfer Agent and the Exchange Agent

By:	/s/ Jaime Nielsen
Name: Jaime Nielsen
Title: Vice President

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee

By:	/s/ Sean Pigott
Name: Sean Pigott
Title: Corporate Trust Officer

By:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Associate Trust Officer

SCHEDULE 1

FORM OF CALCULATION AGENCY AGREEMENT

CALCULATION AGENCY AGREEMENT

[—]

U.S. $10,000,000,000

REGISTERED GLOBAL COVERED BOND PROGRAM

of

BANK OF MONTREAL

unconditionally and irrevocably guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

CALCULATION AGENCY AGREEMENT

in respect of a

U.S. $10,000,000,000

REGISTERED GLOBAL COVERED BOND PROGRAM

THIS AGREEMENT is dated [                    ]

BETWEEN:

(1)	BANK OF MONTREAL (the “Issuer”);

(2)	BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner, BMO COVERED BOND GP, INC. (acting in its capacity as guarantor, the “Guarantor”);

(3)	COMPUTERSHARE TRUST COMPANY OF CANADA (acting in its capacity as bond trustee, the “Bond Trustee”); and

(4)	[ ] of [ ] (the “Calculation Agent”, which expression will include any successor calculation agent appointed under this Agreement).

IT IS AGREED:

1.	APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Covered Bonds described in the Schedule (the “Relevant Covered Bonds”) for the purposes set out in Article 2 and on the terms of this Agreement. The agreement of the parties that this Agreement is to apply to each Series of Relevant Covered Bonds will be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

2.	DUTIES OF CALCULATION AGENT

The Calculation Agent will in relation to each series of Relevant Covered Bonds (each a “Series”) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Covered Bonds (the “Terms and Conditions”) including endorsing the Schedule appropriately in relation to each Series of Relevant Covered Bonds. In addition, the Calculation Agent agrees that it will provide a copy of all calculations made by it which affect the nominal amount outstanding of any Relevant Covered Bonds which are identified on the Schedule as being NGCBs to the Principal Paying Agent to the contact details set out on the signature page hereof.

3.	EXPENSES

The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Covered Bonds.

4.	INDEMNITY

4.1

The Issuer (and, following a Covered Bond Guarantee Activation Event, the Guarantor) will indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (including reasonable legal costs, disbursements and any applicable taxes) (together, “Losses”) paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses resulting from the breach by it of the terms of this Agreement or from its own willful default or gross negligence or that of its officers, directors or employees.

4.2

The Calculation Agent will indemnify the Issuer and the Guarantor against any Losses which the Issuer or the Guarantor may incur or which may be made against the Issuer or the Guarantor as a result of the Calculation Agent’s willful default or gross negligence or that of its officers, directors or employees or the material breach by any of them of the terms of this Agreement, other than Losses resulting from the willful misconduct or gross negligence of the Issuer or the Guarantor. Notwithstanding the foregoing, the Calculation Agent will not be liable to the Issuer, the Guarantor or any other party to this Agreement for any consequential loss (including but not limited to lost profits) whether or not foreseeable and however caused or arising.

4.3

Except as provided in Section 4.2 above, the Calculation Agent in acting hereunder will incur no liability in respect of any action taken, omitted or suffered to be taken in good faith in reliance upon:

(a)	the written advice of any lawyer or professional adviser;

(b)	any instruction, request or order from the Issuer, the Guarantor or the Bond Trustee; or

(c)

any relevant Covered Bond or Coupon, notice, direction, consent, certificate, affidavit, endorsement, assignment, statement, resolution, letter, facsimile transaction or other paper or document which it reasonably believes to be genuine and signed by the proper party or parties.

4.4	The provisions of Article 21 of the Agency Agreement shall apply mutatis mutandis.

5.	CONDITIONS OF APPOINTMENT

5.1

In acting under this Agreement and in connection with the Relevant Covered Bonds, the Calculation Agent will act solely as an agent of the Issuer, the Guarantor and, in the circumstances described in Section 5.2, the Bond Trustee and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Covered Bonds or the coupons (if any) appertaining to the Relevant Covered Bonds (the “Coupons”).

5.2

At any time after an Issuer Event of Default or Potential Issuer Event of Default will have occurred and is continuing or the Bond Trustee will have received any money from the Issuer which it proposes to pay under Article 11 (Application of Funds) of the Trust Deed to the relevant Covered Bondholders and/or Couponholders, the Bond Trustee may:

(a)

by notice in writing to the Issuer, the Guarantor and the Calculation Agent require the Calculation Agent pursuant to this Agreement to act thereafter as Calculation Agent of the Bond Trustee in relation to payments of such funds to be made by or on behalf of the Bond Trustee under the terms of these presents mutatis mutandis on the terms provided in this Agreement (save that the Bond Trustee’s liability under any provisions of this Agreement for the indemnification, remuneration and payment of out-of-pocket expenses of the Calculation Agent will be limited to the amounts for the time being held by the Bond Trustee on the trusts of these presents relating to the Covered Bonds of the relevant Series and available for the purpose) and thereafter to hold all Covered Bonds and Coupons and all sums, documents and records held by it in respect of Covered Bonds and Coupons on behalf of the Bond Trustee; or

(b)

by notice in writing to the Issuer require it (but not the Guarantor) to make all subsequent payments in respect of the Covered Bonds and Coupons to or to the order of the Bond Trustee and not to the Principal Paying Agent and with effect from the issue of any such notice to the Issuer.

5.3

At any time after a Guarantor Event of Default or Potential Guarantor Event of Default will have occurred and is continuing or the Bond Trustee will have received any money from the Guarantor which it proposes to pay under Article 11 (Application of Funds) of the Trust Deed to the relevant Covered Bondholders and/or Couponholders, the Bond Trustee may:

(a)

by notice in writing to the Issuer, the Guarantor and the Calculation Agent require the Calculation Agent pursuant to this Agreement to act thereafter as Calculation Agent on behalf of the Bond Trustee in relation to payments of such funds to be made by or on behalf of the Bond Trustee under the terms of the trust presents mutatis mutandis on the terms provided in this Agreement (save that the Bond Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Calculation Agent will be limited to the amounts for the time being held by the Bond Trustee on the trusts of the trust presents relating to the Covered Bonds of the relevant Series and available for such purpose) and thereafter to hold all Covered Bonds and Coupons and all sums, documents and records held by them in respect of Covered Bonds and Coupons on behalf of the Bond Trustee; or

(b)

by notice in writing to the Guarantor require it to make all subsequent payments in respect of the Covered Bonds and Coupons to or to the order of the Bond Trustee and not to the Calculation Agent and with effect from the issue of any such notice to the Guarantor.

5.4

In relation to each issue of Relevant Covered Bonds, the Calculation Agent will be obliged to perform the duties and only the duties specifically stated in this Agreement and the Terms and Conditions and no implied duties or obligations will be read into this Agreement or the Terms and Conditions against the Calculation Agent, other than.

5.5

The Calculation Agent may, at the expense of the Issuer, consult with legal and other professional advisers and the opinion of the advisers will be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

5.6

The Calculation Agent will be protected and will incur no liability in respect of any action taken, omitted or suffered in reliance on (i) any instruction from the Issuer, the Guarantor or the Bond Trustee, (ii) any document which it reasonably believes to be genuine and to have been delivered by the proper party, or (iii) written instructions from the Issuer, the Guarantor or the Bond Trustee.

5.7

The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Covered Bonds or Coupons (if any) with the same rights that it or he would have had if the Calculation Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Covered Bonds or Coupons or in connection with any other obligations of the Issuer or the Guarantor as freely as if the Calculation Agent were not appointed under this Agreement.

5.8

The Calculation Agent is entitled to treat a telephone, facsimile or e-mail communication or communication by other similar electronic means in a form satisfactory to the Agent from a person purporting to be (and whom the Calculation Agent, acting reasonably, believes in good faith to be) the authorized representative of the Issuer or the Guarantor, as sufficient instructions and authority of the Issuer or the Guarantor for the Calculation Agent to act and shall have no duty to verify or confirm that such person is so authorized. The Calculation Agent shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions. The Calculation Agent shall be entitled to request and shall receive upon request an incumbency certificate from the Issuer in respect of such authorized representative of the Issuer in a form reasonably acceptable to the Calculation Agent.

5.9

The Calculation Agent shall be entitled to take any action or to refuse to take any action which such Agent regards as necessary for the Calculation Agent to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

5.10	The Calculation Agent shall have no duty or responsibility in the case of any default by the Issuer or the Guarantor in the performance of its obligations under the relevant Terms and Conditions.

5.11

For greater certainty, nothing herein shall be construed to imply any relationship of partnership, joint venture or similar relationship between the Calculation Agent and any of the Issuer, the Guarantor and the Bond Trustee.

5.12

No provision of this Agreement will require the Calculation Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

5.13	The provisions of Article 22 of the Agency Agreement shall apply mutatis mutandis.

6.	TERMINATION OF APPOINTMENT

6.1

The Issuer and the Guarantor may, with the prior written approval of the Bond Trustee, terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Covered Bonds is outstanding:

(a)	the notice will not expire less than 45 days before any date on which any calculation is due to be made in respect of any Relevant Covered Bonds; and

(b)	notice will be given in accordance with the Terms and Conditions to the holders of the Relevant Covered Bonds at least 30 days before any removal of the Calculation Agent.

6.2	Notwithstanding the provisions of Section 6.1, if at any time:

(a)

the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)

the Calculation Agent fails duly to perform any function or duty imposed on it by the Terms and Conditions and this Agreement or is in breach of any of its representation and warranty under this Agreement.

the Issuer, with the prior written approval of the Bond Trustee, may immediately without notice terminate the appointment of the Calculation Agent, in which event notice of the termination will be given to the holders of the Relevant Covered Bonds in accordance with the Terms and Conditions as soon as practicable.

6.3

The termination of the appointment of the Calculation Agent under Section 6.1 or 6.2 will not entitle the Calculation Agent to any amount by way of compensation but will be without prejudice to any amount then accrued due.

6.4

The Calculation Agent may resign its appointment under this Agreement at any time by giving to the Issuer, the Guarantor and the Bond Trustee at least 60 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer will promptly give notice of the resignation to the holders of the Relevant Covered Bonds in accordance with the Terms and Conditions.

6.5

Notwithstanding the provisions of Sections 6.1, 6.2 and 6.4, so long as any of the Relevant Covered Bonds is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer, the Guarantor or by the resignation of the Calculation Agent) will not be effective unless upon the expiry of the relevant notice a successor Calculation Agent approved in writing by the Bond Trustee has been appointed. The Issuer and the Guarantor agree with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under Section 6.4, the Issuer and the Guarantor have not appointed a replacement Calculation Agent approved in writing by the Bond Trustee, the Calculation Agent will be entitled, on behalf of the Issuer and the Guarantor, to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer, the Guarantor and the Bond Trustee will approve.

6.6

Upon its appointment becoming effective, a successor Calculation Agent will without further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor with the same effect as if originally named as the Calculation Agent under this Agreement.

6.7

If the appointment of the Calculation Agent under this Agreement is terminated (whether by the Issuer and the Guarantor or by the resignation of the Calculation Agent), the Calculation Agent will on the date on which the termination takes effect deliver to the successor Calculation Agent any records concerning the Relevant Covered Bonds maintained by it (except those documents and records which it is obliged by law or regulation to retain or not to release), but will have no other duties or responsibilities under this Agreement.

6.8

Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent will be a party, or any corporation to which the Calculation Agent will sell or otherwise transfer all or substantially all of its assets will, on the date when the merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, unless otherwise required by the Issuer and the Guarantor, and after the said effective date all references in this Agreement to the Calculation Agent will be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer will immediately be given to the Issuer, the Guarantor, the Bond Trustee, the Principal Paying Agent and the Rating Agencies by the Calculation Agent.

6.9

Upon any termination or resignation of the Calculation Agent hereunder, the Guarantor shall provide notice to Canada Mortgage and Housing Corporation (“CMHC”) of such termination or resignation and of the Calculation Agent’s replacement contemporaneously with the earlier of (i) notice of such termination or resignation and replacement to a rating agency, (ii) notice of such termination or resignation and replacement being provided to or otherwise made available to holders of Covered Bonds, and (iii) five (5) business days following such termination or resignation and replacement (unless the replacement Calculation Agent has yet to be identified at that time, in which case notice of the replacement Calculation Agent may be provided no later than ten (10) business days thereafter). Any such notice shall include (if known) the reasons for the termination or resignation of the Calculation Agent, and all information relating to the replacement Calculation Agent required by the CMHC Guide to be provided to CMHC in relation to the Calculation Agent and this Agreement.

7.	COMMUNICATIONS

7.1

All communications will be by facsimile, e-mail or letter delivered by hand. Each communication will be made to the relevant party at the facsimile number or address and marked for the attention of the Person or department from time to time specified in writing by that party to the others for the purpose. The initial facsimile number and Person or department so specified by each party are set out in Schedule 2 of the Agency Agreement or, in the case of the Calculation Agent, on the signature page of this Agreement.

7.2

A communication (if by facsimile) when an acknowledgement of receipt is received or (if by letter) when delivered, in each case in the manner required by this Section. However, if a communication is received after business hours on any Business Day or on a day which is not a Business Day in the place of receipt it will be deemed to be received and become effective at the opening of business on the next Business Day in the place of receipt. Every communication will be irrevocable save in respect of any manifest error in it.

8.	CHANGE OF BOND TRUSTEE

8.1

If there is any change in the identity of the Bond Trustee in accordance with the Trust Deed, the parties of this Agreement will execute such documents and take such action as the successor Bond Trustee and the outgoing Bond Trustee may reasonably require for the purpose of vesting in the successor Bond Trustee the rights of the outgoing Bond Trustee under this Agreement.

8.2

It is hereby acknowledged and agreed that by its execution of this Agreement the Bond Trustee will not assume or have any obligations or liabilities to any of the other parties hereto under this Agreement and that the Bond Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement and agreeing to amendments thereto. Any liberty or right which may be exercised or any determination which may be made under this Agreement by the Bond Trustee may be exercised or made in the Bond Trustee’s absolute discretion without any obligation to give reasons therefor, and the Bond Trustee will not be responsible for any Liability occasioned by so acting but subject always to the provisions of Article 18 (Bond Trustee’s Liability) of the Trust Deed.

9.	Representations, Warranties and Covenants

The Calculation Agent represents and warrants to, and covenants with, each of the Issuer, the Guarantor and the Bond Trustee at the date hereof, and for as long as it is a party to this Agreement, that:

9.1

it possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities in relation to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

9.2

it is and will continue to be in regulatory good standing and in material compliance with and under all Laws applicable to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

9.3

it is and will continue to be in material compliance with its internal policies and procedures (including risk management policies) relevant to its duties and obligations hereunder and the other Transaction Documents to which it is a party;

9.4	it will exercise reasonable skill and care in the performance of its obligations hereunder and the other Transaction Documents to which it is a party; and

9.5

it will comply with the CMHC Guide and all material legal and regulatory requirements applicable to the conduct of its business so that it can lawfully attend to the performance of its obligations hereunder and the other Transaction Documents to which it is a party.

10.	DESCRIPTIVE HEADINGS AND COUNTERPARTS

10.1	The descriptive headings in this Agreement are for convenience of reference only and will not define or limit the provisions hereof.

10.2	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	DEFINED TERMS

Capitalized terms used herein and not defined have the meaning given to them, directly or by reference, in the Agency Agreement dated as of September 30, 2013 made between Bank of Montreal, BMO Covered Bond Guarantor Limited Partnership, Computershare Trust Company of Canada and Bank of New York Mellon, as the same may be amended, supplemented or restated from time to time.

12.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

13.	SUBMISSION TO JURISDICTION

Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in any action or proceeding arising out of or relating to this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

BANK OF MONTREAL, as Issuer		BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner BMO COVERED BOND GP, INC.

By:		By:
	Name:		Name:
	Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

BANK OF NEW YORK MELLON, as Principal Paying Agent, Calculation Agent, a Registrar and a Transfer Agent		COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee

By:		By:
	Name:		Name:
	Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

[—], as Calculation Agent
By:
Name:
Title:

By:
Name:
Title:

SCHEDULE TO THE CALCULATION AGENCY AGREEMENT

Series number	Issue Date	Maturity Date	Title and Nominal Amount	NGCB [Yes/No]	Annotation by Calculation Agent/Issuer

SCHEDULE 2

TRADING DESK AND ADMINISTRATIVE INFORMATION

The Issuer

BANK OF MONTREAL

18th Floor, 100 King Street West

Toronto, Ontario

M5X 1A1

Facsimile:        416-867-4166

Attention:       Senior Manager, Securitization Finance and Operations

The Guarantor

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP by its managing general partner, BMO Covered Bond GP, Inc.

c/o Bank of Montreal

18th Floor, 100 King Street West

Toronto, Ontario

M5X 1A1

Facsimile:        416-867-4166

Attention:       Senior Manager, Securitization Finance and Operations

The Principal Paying Agent, a Registrar,

the Exchange Agent and a Transfer Agent

BANK OF NEW YORK MELLON

101 Barclay Street, 7E

New York, New York

10286

Facsimile:        212-815-5366

Attention:        International Corporate Trust

The Bond Trustee

COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue, 11th Floor

Toronto, ON M5J 2Y1

Attention:        416-981-9777

Facsimile:        Manager, Corporate Trust

SCHEDULE 3

FORM OF FINAL TERMS DOCUMENT

- Attached -

SCHEDULE 4

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER

OF REGISTERED COVERED BONDS OR BENEFICIAL INTEREST IN REGISTERED COVERED BONDS

[Reserved]

[This certificate is not required for transfers of interests in a Registered Global Covered Bond to persons who wish to hold the transferred interest in the same Registered Global Covered Bond]

[DATE]

To:	[ ]

(as Registrar)

[    ]

(as Issuer)

BANK OF MONTREAL (the “Issuer”)

[Title of Series of Covered Bonds] (the “Covered Bonds”)

issued pursuant to a Registered Global Covered Bond Program (the “Program”)

guaranteed as to payments of interest and principal by

BMO COVERED BOND GUARANTOR LIMITED PARTNERSHIP

Reference is made to the terms and conditions of the Covered Bonds (the “Terms and Conditions”) set out in Schedule 1 to the Trust Deed dated as of September 30, 2013, as supplemented, amended and restated from time to time between the Issuer and the other parties named therein relating to the Program. Terms defined in the Terms and Conditions shall have the same meaning when used in this Certificate unless otherwise stated.

This Certificate relates to [insert Specified Currency and nominal amount of Covered Bonds] of Covered Bonds which are held in the form of [one or more Regulation S Definitive Covered Bonds] [beneficial interests in one or more Regulation S Covered Bonds (ISIN No. [specify]) represented by a Regulation S Global Covered Bond] [Rule 144A Definitive Covered Bonds] [beneficial interests in one or more Rule 144A Covered Bonds (ISIN No. [specify]; CUSIP No. [specify]) represented by a Rule 144A Global Covered Bond] in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such [Regulation S Definitive Covered Bonds] [Rule 144A Definitive Covered Bonds] [beneficial interests in one or more Regulation S Covered Bonds] [beneficial interests in one or more Rule 144A Covered Bonds] for [Regulation S Definitive Covered Bonds] [an interest in Regulation S Covered Bonds represented by a Regulation S Global Covered Bond] [Rule 144A Definitive Covered Bonds] [an interest in Rule 144A Covered Bonds represented by a Rule 144A Global Covered Bond].

In connection therewith, the Transferor certifies that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Covered Bonds and in accordance with any applicable securities laws of the United States of America, any State of the United States of America or any other jurisdiction and any applicable rules and regulations of DTC, Euroclear and Clearstream, Luxembourg or any other relevant clearing system from time to time and, accordingly, the Transferor certifies as follows (terms used in this paragraph that are defined in Rule 144A or in Regulation S are used herein as defined therein):

Either:

1.	[the offer of the Covered Bonds was not made to a person in the United States;

2.

either the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction was pre-arranged with a transferee in the United States or the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

3.	no directed selling efforts have been made in contravention of the requirement of Rule 903 or 904 of Regulation S, as applicable; and

4.	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.][1]

Or:

[Such Covered Bonds are being transferred in accordance with Rule 144A to a transferee that the Transferor reasonably believes is purchasing the Covered Bonds for its own account or any account with respect to which the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.]2

[The Covered Bonds are being transferred in a transaction permitted by Rule 144 under the Securities Act.]3

The Transferor understands that this Certificate is required in connection with certain securities or other legislation in the United States and/or in connection with the Covered Bonds being eligible for clearance in one or more clearance systems. If administrative or legal proceedings are commenced or threatened in connection with which this notice is or might be relevant, the Transferor irrevocably authorises the entity to whom the Certificate is addressed to produce this Certificate or a copy hereof to any interested party in such proceedings.

This Certificate and the statements contained herein are made for the benefit of the addressee hereof and the benefit of the Dealers of the above Covered Bonds.

[Insert name of Transferor]

By:

Name:

Title:

Dated:

[1]

Include as applicable. Relevant only if the proposed transfer or exchange is being made to a person holding in the form of or for a beneficial interest in one or more Regulation S Global Covered Bonds or Definitive Regulation S Covered Bonds.

[2]

Include as applicable. Relevant only if the proposed transfer or exchange is being made to a person holding in the form of or for a beneficial interest in one or more Rule 144A Global Covered Bonds or Rule 144A Definitive Covered Bonds.

[3]	Include as applicable.

SCHEDULE 5

REGISTER AND TRANSFER OF REGISTERED COVERED BONDS

1.

The Issuer will at all times ensure that the Registrar maintains outside the United Kingdom the Register showing the amount of the Registered Covered Bonds from time to time outstanding and the dates of issue and all subsequent transfers and changes of ownership thereof and the names and addresses of the holders of the Registered Covered Bonds. The holders of the Registered Covered Bonds or any of them and any Person authorized by it or any of them may at all reasonable times during office hours inspect the Register and take copies of or extracts from it. The Register may be closed by the Issuer for such periods at such times (not exceeding in total 30 days in any one year) as it may think fit.

2.	Each Registered Covered Bond will have an identifying serial number which will be entered on the Register.

3.

The Registered Covered Bonds are transferable by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorized in writing.

4.

The Registered Covered Bonds to be transferred must be delivered for registration to the specified office of the Registrar with the form of transfer endorsed thereon duly completed and executed and must be accompanied by such documents, evidence and information (including, but not limited to, Transfer Certificates where applicable) as may be required pursuant to the Terms and Conditions and such other evidence as the Issuer and/or the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Registered Covered Bonds and, if the form of transfer is executed by some other Person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that Person or those Persons to do so.

5.

The executors or administrators of a deceased holder of Registered Covered Bonds (not being one of several joint holders) and in the case of the death of one or more of several joint holders the survivor or survivors of such joint holders will be the only Person or Persons recognized by the Issuer as having any title to such Registered Covered Bonds.

6.

Any Person becoming entitled to Registered Covered Bonds in consequence of the death or bankruptcy of the holder of such Registered Covered Bonds may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer will require be registered himself as the holder of such Registered Covered Bonds or, subject to the preceding paragraphs as to transfer, may transfer such Registered Covered Bonds. The Issuer will be at liberty to retain any amount payable upon the Registered Covered Bonds to which any Person is so entitled until such Person will be registered as aforesaid or will duly transfer the Registered Covered Bonds.

7.	Unless otherwise requested by him, the holder of Registered Covered Bonds of any Series will be entitled to receive only one Registered Covered Bond in respect of his entire holding of such Series.

8.

The joint holders of Registered Covered Bonds of any Series will be entitled to one Registered Covered Bond only in respect of their joint holding of such Series which will, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of such joint holding.

9.

Where a holder of Registered Covered Bonds has transferred part only of his holding of any Series there will be delivered to him without charge a Registered Covered Bond in respect of the balance of such holding.

10.

The Issuer will make no charge to the Covered Bondholders for the registration of any holding of Registered Covered Bonds or any transfer thereof or for the issue thereof or for the delivery thereof at the specified office of the Registrar or by post to the address specified by the holder. If any holder entitled to receive a Registered Covered Bond wishes to have the same delivered to him otherwise than at the specified office of the Registrar, such delivery will be made, upon his written request to the Registrar, at his risk and (except where sent by post to the address specified by the holder) at his expense.

11.

The holder of a Registered Covered Bond may (to the fullest extent permitted by applicable laws) be treated at all times, by all Persons and for all purposes as the absolute owner of such Registered Covered Bond notwithstanding any notice any Person may have of the right, title, interest or claim of any other Person thereto. The Issuer will not be bound to see to the execution of any trust to which any Registered Covered Bond may be subject and no notice of any trust will be entered on the Register. The holder of a Registered Covered Bond will be recognized by the Issuer as entitled to his Registered Covered Bond free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Registered Covered Bond.

12.	A Registered Covered Bond may not be exchanged for a Bearer Covered Bond or vice versa.